UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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The Navigators Group, Inc.
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THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119

ANNUAL MEETING — May 28, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Wednesday, May 28, 2008 at the Company’s office at Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573.

A report of the Company’s current affairs will be presented at the Annual Meeting and Stockholders will have an opportunity for questions and comments.

You are requested to sign, date and return your proxy card whether or not you plan to attend the Annual Meeting.

We are grateful for your assistance and express our appreciation in advance.

Sincerely yours,

Terence N. Deeks
Chairman

April 4, 2008

THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 28, 2008

To the Stockholders of The Navigators Group, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of The Navigators Group, Inc. (the “Company”), a Delaware corporation, will be held at the Company’s office at Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573 on Wednesday, May 28, 2008, at 10:00 a.m. At the meeting, stockholders will be asked to:

(1) Elect nine (9) directors to serve until the 2009 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

(2) Approve The Navigators Group, Inc. Employee Stock Purchase Plan.

(3) Approve The Navigators Group, Inc. Executive Performance Incentive Plan.

(4) Ratify the appointment by the Company’s Board of Directors of KPMG LLP as the independent auditors of the Company to examine and report on the December 31, 2008 financial statements.

(5) Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on April 1, 2008 has been fixed by the Board of Directors as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and only stockholders of record on such date will be entitled to vote. A list of stockholders will be open to examination by stockholders during ordinary business hours for a period of ten (10) days prior to the Annual Meeting at the office of the Company, Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573.

By Order of the Board of Directors

Elliot S. Orol
Senior Vice President, General Counsel
and Secretary
New York, New York
April 4, 2008

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE OR, IF YOU PREFER, SUBMIT YOUR PROXY BY USING THE INTERNET AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

General Information

The accompanying form of proxy is solicited on behalf of the Board of Directors (the “Board”) of The Navigators Group, Inc. for use at the annual meeting (the “Annual Meeting”) of the Company’s stockholders or any adjournment thereof. When we use the terms “we”, “us”, “our” or “the Company”, we are referring to The Navigators Group, Inc. and its subsidiaries, unless the context otherwise requires. The persons named on the proxy card have been designated as proxies by the Company’s Board of Directors. Such persons are officers of the Company. Any stockholder desiring to appoint some other person to represent him or her at the Annual Meeting may do so by completing another form of proxy and delivering the completed proxy to the Secretary of the Company at the address indicated above, prior to the Annual Meeting. It is the responsibility of the stockholder appointing some other person to represent him or her to inform such person of the appointment. The Company has first mailed or electronically delivered these proxy materials to holders (“Stockholders”) of shares of the Company’s Common Stock, par value $.10 per share (the “Common Stock”), on or about April 10, 2008. The Company’s executive office is located at One Penn Plaza, New York, New York 10119. The Company’s administrative office is located at Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573.

The proxy materials are available over the Internet at the web site address shown on your proxy card.  Internet voting is available 24 hours a day. If you have access to the Internet, we encourage you to vote this way. If you vote over the Internet, please do not return your proxy card. Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save the Company the cost of producing and mailing the documents by following the instructions provided if you vote over the Internet. Should you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail next year with voting instructions and the Internet address of those materials.

The proxies that are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for the election of each of management’s nine (9) nominees as directors and in favor of Proposals 2, 3 and 4.  Stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice of such revocation to the Secretary of the Company at The Navigators Group, Inc., Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573. A Stockholder who attends the Annual Meeting in person may, if he or she wishes, vote by ballot at the Annual Meeting, thereby canceling any proxy previously given. The outstanding voting stock of the Company as of April 1, 2008, the record date, consisted of 16,934,268 shares of Common Stock, with each share of Common Stock entitled to one vote. Only Stockholders of record at the close of business on April 1, 2008, are entitled to vote at the Annual Meeting. The closing price of the Common Stock on April 1, 2008 was $56.47. A copy of the Company’s Annual Report for the year ended December 31, 2007 is being mailed simultaneously herewith and is electronically available to Stockholders on the Internet by logging on to www.proxyvote.com and following the instructions provided.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR the director nominees described below. Proxies will be so voted unless Stockholders specify otherwise in their proxies.

The By-laws of the Company provide for the Company to have not less than three nor more than twenty-one directors. The Board proposes the election of the nine nominees named below to constitute the entire Board of Directors of the Company until the next Annual Meeting of Stockholders or until their successors shall be duly elected and shall qualify. Each of the nominees is currently a director of the Company and is standing for re-election. Robert W. Eager, Jr., who has served as a director of the Company since 2001, is retiring from the Board effective with the 2008 Annual Meeting of Stockholders. Pursuant to its authority under the By-laws of the Company, the Board has reduced its size to nine (9) members effective as of the Annual Meeting. In the event any nominee(s) named below is unable or declines to serve, which the Board does not anticipate, it is intended that the proxies will be voted for the balance of those named and for any substitute nominee(s) that the Board may designate.

		Position with the	First Became
Name	Age	Company	a Director

H. J. Mervyn Blakeney	70	Director	2004
Peter A. Cheney	65	Director	2003
Terence N. Deeks	68	Chairman	1982
W. Thomas Forrester	59	Director	2006
Stanley A. Galanski	49	Director, President & CEO	2001
Leandro S. Galban, Jr.	73	Director	1983
John F. Kirby	61	Director	2004
Marc M. Tract	48	Director	1991
Robert F. Wright	82	Director	1993

H. J. Mervyn Blakeney spent a 30-year career with Cadbury Schweppes Plc, the final 10 years as Managing Director of Schweppes International Ltd. and as a director of its holding company. After retiring as an executive in 1988, he has held non-executive directorships in various industries, principally insurance, within the United Kingdom. Mr. Blakeney is currently the non-executive Chairman of the Board of Directors of Navigators Underwriting Agency Ltd., a wholly-owned United Kingdom subsidiary of the Company.

Peter A. Cheney has been retired since 1996. Prior thereto, Mr. Cheney held various positions at National Re Corporation, including Executive Vice President, Chief Financial Officer and Director from 1994 to 1996.

Terence N. Deeks is our founder. He has been our Chairman since our formation in 1982, and was our President until May 2002 and Chief Executive Officer until December 2002. Mr. Deeks is chairman and a director of our wholly-owned insurance subsidiaries including Navigators Insurance Company. Mr. Deeks has been engaged in the property and casualty insurance business since 1957.

W. Thomas Forrester retired in March 2007 from Progressive Corporation, where he had been Chief Financial Officer since 1999. From 1984 to 1999, Mr. Forrester held a series of increasingly senior financial and operating positions at Progressive Corporation. Mr. Forrester began his career at the public accounting firm of Price Waterhouse in 1976 and worked in the audit and consulting areas.

Stanley A. Galanski has been our President since May 2002 and our Chief Executive Officer since January 2003. Prior thereto, he had been Executive Vice President and Chief Operating Officer of the Company since March 2001. Mr. Galanski was President of XL Insurance Company of New York from 2000 to March 2001, President of XL Specialty Insurance Company from 1997 to March 2001, and President of New Hampshire Insurance Company from 1995 to 1997. From 1980 to 1995, Mr. Galanski held various underwriting and management positions with the Chubb Group of Insurance Companies. Mr. Galanski is a director of several of our wholly-owned subsidiaries including Navigators Insurance Company.

Leandro S. Galban, Jr. has been, since 2006, Chairman — Financial Services of DLJ Merchant Banking Partners, a private equity group that is part of Credit Suisse. Prior thereto, from 2001 to 2005, he had been Vice Chairman — Investment Banking and a Managing Director of Credit Suisse First Boston LLC. Prior thereto, from 1996 to 2000, he had been a Managing Director and Co-Head of the Financial Institutions Group of Donaldson, Lufkin & Jenrette, a company acquired by Credit Suisse First Boston LLC.

John F. Kirby has been retired from Chubb & Son since 2003 and prior thereto, from 1998 to 2003, he was a Managing Director with worldwide responsibility for ceded reinsurance. From 1995 to 1998, he served as Senior Vice President and Manager — Global Marine & Aviation Practice at Wilcox, Inc. Prior thereto, he held various senior positions at The Continental Corporation from 1987 to 1995. He began his career with the Chubb Group in 1964.

Marc M. Tract has been a partner of the law firm of Katten Muchin Rosenman LLP and a predecessor firm since 1994, which firms have been counsel to the Company for the same period. Mr. Tract specializes in the areas of corporate and regulatory matters for the insurance industry.

Robert F. Wright has been President and Chief Executive Officer of Robert F. Wright Associates, Inc. since 1988. Mr. Wright was a partner of the public accounting firm of Arthur Andersen & Co. from 1960 to 1988. He is a director of Delphi Financial Group, Inc. and Universal American Financial Corporation.

Non-Director Executive Officers

The current non-director executive officers of the Company are as follows:

Name	Age	Position

Paul J. Malvasio	61	Executive Vice President and Chief Financial Officer
R. Scott Eisdorfer	44	Senior Vice President and Chief Information Officer
Jane E. Keller	55	Senior Vice President and Chief Claims Officer
Elliot S. Orol	52	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Bradley D. Wiley	54	Senior Vice President, Financial Compliance Officer and Chief Risk Officer

Paul J. Malvasio has been employed by the Company since October 2003 and has been our Executive Vice President and Chief Financial Officer since December 2003. Prior to joining the Company, Mr. Malvasio served as President and Chief Financial Officer of CORE Insurance Holdings, Inc. from 2001 to 2003 and as Executive Vice President and Chief Financial Officer from 2000 to 2001. From 1995 to 2000 he served as Managing Director and Chief Financial Officer of Risk Capital Re, Inc. and from 1986 to 1995 as Chief Financial Officer of NAC Re, Inc. Prior to entering the insurance industry, Mr. Malvasio was an audit partner with Coopers & Lybrand. Mr. Malvasio is a director of Navigators Insurance Company.

R. Scott Eisdorfer has been our Senior Vice President and Chief Information Officer since 2001 and has held the same titles with our insurance subsidiaries since 1999. From 1996 to 1999, Mr. Eisdorfer was a Vice President and Applications Manager of General Reinsurance Corporation, and prior thereto from 1985 held various information technology positions at National Reinsurance Corporation. Mr. Eisdorfer is a director of Navigators Insurance Company.

Jane E. Keller has been our Senior Vice President and Chief Claims Officer since June 2004. Prior to joining the Company, Ms. Keller served as the Senior Vice President and Chief Claims Officer of Liberty International Underwriters from 2002 to 2004 and the Vice President of Claims from 2000 to 2002. From 1994 to 2000, she was the Senior Vice President of Claims at a division of Great American Insurance Company. Prior thereto, Ms. Keller was with the Home Insurance Company and in private legal practice. Ms. Keller is a director of Navigators Insurance Company.

Elliot S. Orol has been our Chief Compliance Officer since November 2004, our Senior Vice President and General Counsel since May 2005 and our Secretary since May 2006. Prior to joining the Company, Mr. Orol was in private legal practice and, from 2002 to 2003, served as Managing Director and General

Counsel of Gerling Global Financial Products. From 1999 through 2001, he was a partner with the law firm of Cozen O’Connor. Prior thereto, he served from 1996-1999 as Vice President, General Counsel and Secretary of the GRE Insurance Group, and from 1987-1996 as Vice President of The Continental Insurance Company.

Bradley D. Wiley has been our Senior Vice President and Financial Compliance Officer since 2003 and Chief Risk Officer since 2007. Mr. Wiley served as our Chief Financial Officer from 1996 to 2003 and as Secretary from 1996 to 2006. From 1992 until 1996, Mr. Wiley was Senior Vice President and Chief Financial Officer of Christiania Re Corp. and its wholly-owned subsidiary, Christiania General Insurance Corp. Mr. Wiley is a director of Navigators Insurance Company.

Ownership of Voting Securities By Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership, reported to the Company as of April 1, 2008, of shares of Common Stock (i) by each person who holds of record or is known by us to own beneficially more than 5% of the outstanding Common Stock, (ii) by each of our current directors, (iii) by each of the named executive officers in the Summary Compensation Table under “Compensation Discussion and Analysis” below, and (iv) by all current directors and executive officers as a group. Except as otherwise indicated, to our knowledge all shares are beneficially owned by the persons named as owners.

	Amount and
	Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Outstanding Shares

Terence N. Deeks(1)	2,245,704	13.2
One Penn Plaza New York, NY 10119
Dimensional Fund Advisors LP(2)	1,405,347	8.3
1299 Ocean Avenue Santa Monica, CA 90401
Marc M. Tract(3)	1,095,653	6.5
575 Madison Avenue New York, NY 10022
H. J. Mervyn Blakeney	1,529	*
Peter A. Cheney	4,916	*
Stephen R. Coward(4)	3,459	*
Christopher C. Duca(5)	28,952	*
Robert W. Eager, Jr.	4,536	*
W. Thomas Forrester	515	*
Stanley A. Galanski(6)	110,530	*
Leandro S. Galban, Jr.(7)	26,278	*
John F. Kirby	2,672	*
Paul J. Malvasio(8)	31,361	*
Robert F. Wright(9)	14,738	*
All current directors and executive officers as a group (17 persons)(1)(3)(4)(5)(6)(7)(8)(9)(10)(11)	3,651,552	21.6

*	Less than 1%.

(1)	Includes 370,776 shares, 852,471 shares and 840,835 shares which may be deemed to be beneficially owned by Mr. Deeks as Settlor of the Terence N. Deeks 2006 Qualified Three Year Annuity Trust, the Terence N. Deeks 2007 Qualified Three Year Annuity Trust, and the Terence N. Deeks 2008 Qualified Three Year Annuity Trust, respectively, 75,842 shares owned jointly with his wife, 5,000 shares owned by the Deeks Family Foundation and 100,780 shares held directly. Excludes 1,087,015 shares which are held under certain instruments of trust for the benefit of Mr. Deeks’ children and grandchildren, of which Mr. Deeks disclaims beneficial ownership.

(2)	Based on Form 13G filed with the SEC on February 6, 2008 by Dimensional Fund Advisors LP.

(3)	Includes 1,087,015 shares held as trustee under certain instruments of trust for the benefit of Mr. Deeks’ children and grandchildren, of which Mr. Tract disclaims beneficial ownership, and 8,638 shares held directly.

(4)	Includes vested options to purchase 500 shares at an exercise price of $29.11 per share. Excludes 22,564 unvested shares from Mr. Coward’s stock grants.

(5)	Includes vested options to purchase 22,500 shares at exercise prices ranging between $19.10 and $33.19 per share. Excludes 20,666 unvested shares from Mr. Duca’s stock grants.

(6)	Includes vested options to purchase 30,000 shares at an exercise price of $29.11. Excludes 50,000 unvested shares from Mr. Galanski’s stock grants.

(7)	Includes 1,500 shares held by family members of Mr. Galban.

(8)	Includes vested options to purchase 20,000 shares at exercise prices ranging between $29.11 and $33.19 per share. Excludes 17,015 unvested shares from Mr. Malvasio’s stock grants.

(9)	Includes 4,000 shares owned by Robert F. Wright Associates, Inc., which is wholly owned by Mr. Wright.

(10)	Includes Mr. Eisdorfer’s 24,156 shares, which include vested options to purchase 15,000 shares at exercise prices ranging between $16.75 and $29.11 per share and exclude 22,262 unvested stock grant shares; includes Ms. Keller’s 8,698 shares and excludes 15,604 unvested stock grant shares; includes Mr. Orol’s 841 shares and excludes 7,881 unvested stock grant shares; and includes Mr. Wiley’s 47,014 shares, which include vested options to purchase 32,500 shares at exercise prices ranging between $14.00 and $29.11 per share and exclude 5,047 unvested stock grant shares.

(11)	No current directors or executive officers have pledged shares of the Company’s stock.

Related Party Transactions

Our Corporate Code of Ethics and Conduct applies to all of our employees and directors and requires such individuals to discuss any possible conflicts of interest with our Chief Compliance Officer. Conflicts of interest are defined to include situations where officers and directors or their family members have interests in customers of or suppliers to the Company. In the case of transactions involving directors or officers, the Chief Compliance Officer reports the proposed transactions to the non-interested members of the Board for approval. Approval is based on whether the transaction is fair and equitable and on terms no less favorable than the Company could obtain in arm’s length transactions with unaffiliated third parties. In our experience, this process has been adequate for the review and approval of the few related party transactions that have arisen from time to time.

In 2007, the Board of Directors adopted a policy requiring a director to offer his or her resignation from the Board upon a change in employment. The Board has discretion to determine, based upon its evaluation of whether such change in employment would create a possible conflict of interest or affect a director’s independence, as well as any other factors that it may deem applicable, whether or not to accept such resignation.

In addition, our Board of Directors annually reviews related party transactions in connection with director independence. During 2007, the following relationship with one of our directors was reviewed and was found not to present a conflict of interest or affect such director’s independence:

Marc M. Tract is a partner of Katten Muchin Rosenman LLP, which law firm serves as counsel to the Company and received fees of approximately $240,000 in 2007. Mr. Tract, who does not have any direct or indirect material interest in the legal fees paid to Katten Muchin Rosenman LLP, is a member of the Executive and Finance Committees of the Board.

On July 5, 2007, the Consulting Agreement, dated July 5, 2006, pursuant to which John F. Kirby had provided underwriting advisory and other consulting services to Navigators Management Company, Inc., a wholly-owned subsidiary of the Company, in consideration for the payment of $35,000 per year, expired. Mr. Kirby was paid $11,667 under this Consulting Agreement in 2007. This Consulting Agreement was not

renewed and is no longer in effect. Mr. Kirby is a member of the Compensation and Underwriting Advisory Committees of the Board.

On December 31, 2007, the Consultancy Agreement, dated March 1, 1994, pursuant to which H.J. Mervyn Blakeney provided consulting services to the Company and its wholly-owned subsidiary, Navigators Underwriting Agency Ltd. (“NUAL”), in consideration for the payment of £30,000 per year, was terminated. Mr. Blakeney was paid $59,400 in 2007 under this Consultancy Agreement, based on the conversion rate, as of December 31, 2007, of £1=$1.98. The Consultancy Agreement is no longer in effect. Mr. Blakeney currently serves as a non-executive director and chairman of the board of NUAL, and is paid £30,000 per year for such NUAL board service. Mr. Blakeney is a member of the Compensation and Finance Committees of the Board.

Board of Directors and Committees

The Board of Directors of the Company held four meetings in 2007 and met in executive session without management present at each of those meetings. During 2007 all incumbent directors attended or participated in at least 75% of the meetings of the Board and meetings of the committees of the Board of which the directors are members. Directors are encouraged to attend the Company’s Annual Meeting. All of the directors serving on the Board of Directors at the time of the 2007 Annual Meeting attended that meeting. The Board has determined that all of the directors of the Company who are listed in the table below, other than Messrs. Deeks and Galanski, are “independent directors” as such term is defined in Rule 4200(a)(15) of the NASDAQ listing standards. The members of the Audit Committee are also independent under the applicable SEC standards. The independent members of the Board of Directors meet at least two times per year in executive session without management present.

The following table shows each of the six standing committees established by the Board and the members and chairperson of each Committee:

MEMBERSHIP AND MEETINGS OF BOARD COMMITTEES

Committee Name

Corporate
			Governance			Underwriting
Director Name	Audit	Compensation	and Nominating	Executive	Finance	Advisory

H.J. Mervyn Blakeney		X			X

Peter A. Cheney	X				Chair

Terence N. Deeks				Chair		X

Robert W. Eager, Jr.(1)	X					Chair

W. Thomas Forrester	X				X

Stanley A. Galanski						X

Leandro S. Galban, Jr.		Chair	X	X	X

John F. Kirby		X				X

Marc M. Tract				X	X

Robert F. Wright	Chair		Chair		X

Total 2007 Meetings	8	4	3	2	3	4

(1)	Robert W. Eager, Jr. is retiring from the Board effective with the 2008 Annual Meeting and will not be standing for re-election in 2008.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

The Audit Committee is responsible for providing independent, objective oversight of the quality and integrity of the Company’s financial reports and monitoring the reporting process and internal controls of the Company. The Audit Committee’s role includes discussing with management the Company’s processes for managing business and financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation and oversight of the independent auditors engaged to prepare or issue audit reports on the financial statements of the Company. The Audit Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Messrs. Forrester and Wright have been designated as the financial experts serving on the Audit Committee. Mr. Cheney also meets the financial expert criteria as defined. The Audit Committee operates under a charter which is reviewed annually and updated as necessary. The charter is available on our website at www.navg.com under the Corporate Governance link.

The Compensation Committee is responsible for: (i) setting the compensation of the Chief Executive Officer and Chairman of the Board, and reviewing and approving the compensation of other executive officers of the Company; (ii) reviewing executive bonus plan allocations; (iii) overseeing and advising the Board on the adoption of policies that govern the Company’s compensation programs; (iv) overseeing the Company’s administration of its equity-based compensation and other benefit plans; (v) approving grants of stock options and stock awards to officers and employees of the Company under its stock incentive plan; and (vi) periodic review and approval of the compensation paid to non-employee directors for annual retainers (including retainers paid to committee chairpersons) and meeting fees, and making recommendations to the Board for any adjustments. The Compensation Committee reviews and approves corporate goals and objectives relevant to the President and Chief Executive Officer’s compensation and the recommendations of the President and Chief Executive Officer with respect to the compensation of other senior executives. When requested by the Committee, management advises the Committee on the design and implementation of compensation plans and programs. The Committee may engage compensation consultants or other advisors at its discretion. The Committee may form, and delegate to, subcommittees when appropriate. It did not do so in 2007. The Compensation Committee regularly reports and consults with the independent members of the Board on executive compensation matters. The Committee’s role includes reviewing and approving the Compensation Discussion and Analysis and producing the Compensation Committee Report required by SEC rules and regulations. The specific responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter which is available on our website at www.navg.com under the Corporate Governance link. The Compensation Committee Charter is reviewed annually and updated as necessary.

The Corporate Governance and Nominating Committee is responsible for overseeing the Board of Directors and its committees so that all are appropriately constituted to meet their legal obligations to our Stockholders and the Company. The specific responsibilities and functions of the Corporate Governance and Nominating Committee are set forth in the Corporate Governance and Nominating Committee Charter which is available on our website at www.navg.com under the Corporate Governance link. The Corporate Governance and Nominating Committee Charter is reviewed annually and updated as necessary.

In accordance with its charter, the Corporate Governance and Nominating Committee shall, from time to time, establish criteria or qualifications for Board membership based on the nature, size and complexity of the Company and the stage of its development. These criteria may include, among other things, an individual’s experience as a senior executive at a publicly traded corporation, management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational or not-for-profit organization, or such other professional experience as the Committee shall determine. The Corporate Governance and Nominating Committee has not adopted specific minimum qualifications that nominees must meet to be recommended by the Committee. The Corporate Governance and Nominating Committee reviews its policy with respect to the identification and evaluation of candidates for director from time to time and may modify the policy in light of changes to applicable legal or listing standards, as well as changes in the Company’s development and needs.

The Corporate Governance and Nominating Committee’s policy is to consider recommendations for potential Board nominees received from Stockholders and to evaluate such nominees in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. The name of any recommended candidate for director, together with a brief biographical resume, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating person’s ownership of any of the Company’s stock, should be sent to the Secretary of the Company for referral to the Chairman of the Corporate Governance and Nominating Committee.

The Finance Committee monitors the performance of the Company’s investment portfolio and evaluates individual investment portfolio managers on a regular basis. It is responsible for the oversight of our investment strategy, guidelines, transactions and performance and for assessing the capital and financial resources of the Company. The specific responsibilities and functions of the Finance Committee are set forth in the Finance Committee Charter which is available on our website at www.navg.com under the Corporate Governance link. The Finance Committee Charter is reviewed annually and updated as necessary.

The Underwriting Advisory Committee is responsible for the oversight of our insurance underwriting strategy, guidelines and practices. The specific responsibilities and functions of the Underwriting Advisory Committee are set forth in the Underwriting Advisory Committee Charter which is available on our website at www.navg.com under the Corporate Governance link. The Underwriting Advisory Committee Charter is reviewed annually and updated as necessary.

The Executive Committee is available to handle matters between scheduled Board meetings when it is impractical to call for a special meeting of the entire Board. The specific responsibilities and functions of the Executive Committee are set forth in the Executive Committee Charter which is available on our website at www.navg.com under the Corporate Governance link. The Executive Committee Charter is reviewed annually and updated as necessary.

Compensation Discussion and Analysis

The objectives of the Company’s compensation program are to (1) provide fair, adequate and competitive compensation to all employees, (2) attract qualified new individuals to enter into employment with the Company, (3) facilitate the retention of qualified employees and continuity of management, and (4) provide incentives and rewards for such employees to enhance the profitability and growth of the Company and align the interests of employees and Stockholders. The Company uses the various elements of its compensation program together to achieve these objectives.

The Company’s approach to employee compensation is grounded in a pay-for-performance philosophy that seeks to emphasize underwriting profitability over growth in premium revenues, while maintaining conservative investment and accounting practices. The Company’s compensation program is designed to reward employees based upon the annual performance of the Company and their individual roles in achieving that level of corporate performance. The Company’s Board of Directors and its senior management believe that compensation decisions for each Named Executive Officer listed in the Summary Compensation Table below should reflect the continued growth and financial performance of the Company, the underwriting performance of the business division, if any, for which such Named Executive Officer has responsibility, and the individual contribution of the Named Executive Officer to the overall financial success of the Company.

The Company does not generally target any specific allocation among the various elements of total compensation for Named Executive Officers or other employees. Rather, compensation decisions for Named Executive Officers other than the Chairman and the President and Chief Executive Officer are based upon a reasoned, subjective evaluation by the President and Chief Executive Officer of the individual performance and future potential of such Named Executive Officers, subject to the review and approval of the Compensation Committee. Compensation decisions for the Chairman and the President and Chief Executive Officer are made by the Compensation Committee based upon the factors described under “Compensation Discussion and Analysis — Executive Performance Incentive Plan” below. Other than the President and Chief Executive Officer, no Named Executive Officer or other officer plays a role in determining compensation for the Named Executive Officers.

Among the factors considered by the Company in determining appropriate base salary, bonus and total compensation levels for the Named Executive Officers for 2007 is compensation information for corresponding executive officers in peer companies. The companies selected by the Company and the Compensation Committee as peer companies are considered comparable to the Company either because of revenue size or market capitalization, or because they are in lines of business similar to the Company’s lines of business, or because the Company competes with them for talent or business. In the U.S., these peer companies include Argo Group International Holdings, Ltd., W. R. Berkley Corp., Markel Corp., Philadelphia Consolidated Holding Corp. and RLI Corp. In the U.K., the Company reviewed summary compensation information based on insurance industry compensation survey data from U.K. insurance companies and Lloyd’s of London managing agents compiled by Watson Wyatt Limited, a U.K. consulting firm, at the Company’s request. Watson Wyatt Limited played no role, beyond compiling such information, in advising the Chief Executive Officer or the Compensation Committee on compensation decisions.

The Company’s management compensation program currently consists of the following elements: base salary; an executive performance incentive plan (the “Executive Performance Incentive Plan” or “EPIP”), which provides for an annual cash bonus for designated individuals that is intended to qualify for tax deductibility under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); an annual incentive compensation plan (the “Annual Incentive Program” or “AIP”), which provides for annual bonuses to all employees, other than participants in the EPIP, consisting of cash and, for employees at more senior levels, restricted common stock that vests in equal annual installments over four years; the Admirals’ Program (the “Admirals’ Program”), which provides for restricted stock grants to certain key underwriters and other employees that vest in three equal installments on the third, fourth and fifth anniversaries of the grant date; and retirement income plans including a money purchase plan (the “Money Purchase Plan” or “MPP”), a 401(k) plan with matching Company contribution (the “401(k) Plan”), and a U.K. pension scheme (the “U.K. Plan”), which together provide for contributions by the Company on behalf of each eligible employee based upon the employee’s base salary and, with respect to the 401(k) Plan, the employee’s own contribution to the 401(k) Plan. Changes, if any, to base salary, and awards under the Executive Performance Incentive Plan, the Annual Incentive Program and the Admirals’ Program are made once each year, in late February or early March. Set forth below is a description of these various elements of the Company’s compensation program for the year ended December 31, 2007, why the Company pays each element of compensation, how the Company arrived at the amount of each element, and how each element fits into the Company’s overall compensation objectives.

Base Salaries.  The Company pays base salaries to each Named Executive Officer to compensate the officer for his ongoing performance throughout the year, to promote retention and in accordance with accepted industry market practice. Base salaries are determined after evaluating a number of factors, including local market conditions, individual job performance, amounts paid to executives with comparable experience at peer insurance companies, qualifications and responsibilities of executives at other insurance companies and underwriting management companies, and the overall financial results of the Company. For Named Executive Officers, base salary increases are not generally awarded annually, but are awarded only when the Compensation Committee deems such increases appropriate after evaluating the various factors described above. In 2007, Mr. Galanski’s base salary was increased from $500,000 to $600,000, and Mr. Malvasio’s base salary was increased from $310,000 to $335,000. Base salaries were not increased for any other Named Executive Officers in 2007. The Company recognizes the need to pay competitive base salaries to support its recruitment and retention compensation objectives and its ability to provide fair, adequate and competitive compensation to the Named Executive Officers.

Executive Performance Incentive Plan.  The Company’s Executive Performance Incentive Plan currently provides for annual incentive payments to the Chairman and to the President and Chief Executive Officer of the Company based upon the Company’s results as described below. It is intended to promote the Company’s pay-for-performance compensation philosophy by providing a direct linkage between Company performance and employee compensation. The EPIP is administered by the Compensation Committee, which selects the key executives of the Company who are eligible to receive cash awards under this plan along with the target and maximum award levels and the performance targets each year. For 2007, the EPIP provided for bonus awards for Messrs. Deeks and Galanski of up to 100% and 150%, respectively, of their base salaries.

The difference in the maximum percentage award payments for which Messrs. Deeks and Galanski were eligible under the EPIP for 2007 reflects their relative time commitments to the management of the Company.

The Executive Performance Incentive Plan bonus award criteria are based upon the degree to which the Company meets its budget plan each year, with particular emphasis on achieving the revenue, net income, earnings per share after taxes and return on equity annual budget plan targets. The Compensation Committee reviews these various bonus award criteria each year to determine which criteria to use in setting the annual bonus awards under the EPIP for such year. For 2007, the three components of the EPIP bonus award payable to each participating executive were as follows: (1) 80% of the award was determined by the degree to which the Company achieved corporate performance targets (the “Basic Bonus Target”) based on its budget plan with respect to earnings per share after taxes and return on equity; (2) 10% of the award was determined by the Company’s success in achieving a reduction in its adjusted 2007 operating expense budget of up to 5% (the “Expense Bonus Target”); and (3) 10% of the award was determined by the amount of the reduction in 2007 in the Company’s reinsurance recoverables balance on paid claims outstanding at the end of 2006 (the “Recoverables Bonus Target”). For 2007, the Basic Bonus Target consisted of earnings per share of $5.05 and a return on equity of 15.7%. Achievement of 100% of the Basic Bonus Target would entitle each executive participating in the EPIP to receive the full Basic Bonus Target award of 100% of his base salary for this component of his overall EPIP bonus award. Achievement of 80% of the Basic Bonus Target (earnings per share of $4.04 and a return on equity of 12.6%) would entitle each participating executive to receive 50% of his salary for this component of his overall EPIP bonus award. Achievement of 115% or more of the Basic Bonus Target (earnings per share of $5.81 and a return on equity of 18.1%) would entitle each participating executive to receive the maximum of 150% of his salary for this component of his EPIP award. Achievement of between 80% and 115% of the Basic Bonus Target would entitle each participating executive to receive a corresponding Basic Bonus Target award of between 50% and 150% of his base salary for this component of his overall EPIP bonus award. For 2007, the two participating executives in the EPIP achieved 139% of the Basic Bonus Target, 0% of the Expense Bonus Target, and 82% of the Recoverables Bonus Target. This entitled Messrs. Deeks and Galanski to an EPIP bonus payment of 119.5% of their respective base salaries, which was reduced to 100% with respect to Mr. Deeks to reflect his maximum percentage award under the terms of the EPIP. Accordingly, Messrs. Deeks and Galanski received cash bonus awards under the EPIP in 2007 of $325,000 and $716,775, respectively.

The Compensation Committee believes that performance targets for annual bonuses under the EPIP have been set at levels that can be achieved only with significant effort on the part of participants in the EPIP and that payment of the maximum award amounts under the EPIP would reflect results substantially in excess of expectations. The Compensation Committee has no discretion under the EPIP to increase individual awards above the amount determined by the applicable bonus award criteria. The Compensation Committee selects the applicable bonus award criteria, and the respective weights assigned to them, each year. The Executive Performance Incentive Plan supports the Company’s retention compensation objectives by enabling the Company to provide the Chairman and the President and Chief Executive Officer with fair, adequate and competitive compensation and appropriate incentives to enhance the profitability and growth of the Company. Messrs. Deeks and Galanski will again participate in the Executive Performance Incentive Plan for 2008, subject to approval of the EPIP at the 2008 Annual Meeting of Stockholders.

In connection with the bonuses paid to Mr. Deeks and Mr. Galanski for 2007 under the Executive Performance Incentive Plan, the Compensation Committee reviewed their overall 2007 compensation levels. The Committee considered Mr. Deeks’s role as Chairman of the Board and founder of the Company. The Committee also considered local market conditions and job performance.

In setting Mr. Galanski’s 2007 compensation package, a number of factors were considered, including (i) the business and leadership skills and experience of Mr. Galanski and (ii) the importance of Mr. Galanski to the continued growth, success, and future of the Company, and the need to provide him with a significant incentive as well as to motivate him and retain his services as President and Chief Executive Officer. In addition to these factors, Mr. Galanski’s compensation package was designed to be consistent with the objectives of the Company’s compensation program described above and its pay-for-performance philosophy. Since Mr. Galanski joined the Company in 2001, the Company’s earnings per share have increased from $.84 to $5.62, its book value per share has increased from $17.05 to $39.24, and its share price has increased from $13.31 to $65.00. (All figures are as of December 31, 2000 and December 31, 2007, respectively.)

Under section 162(m) of the Code, annual compensation in excess of $1.0 million paid to the chief executive officer or any of the other three most highly compensated officers, other than the chief financial officer, of any publicly held corporation will not be deductible in certain circumstances. Generally, “performance-based” compensation, as defined in section 162(m), is not subject to the limitation if certain requirements are satisfied. The Compensation Committee has structured the Executive Performance Incentive Plan so that such compensation is intended to qualify as performance-based compensation under section 162(m). However, the Compensation Committee may award compensation that is not fully deductible if it determines that such an award is consistent with the Company’s compensation philosophy and in the best interests of the Company and its Stockholders.

Annual Incentive Program.  The Company’s Annual Incentive Program, in which all employees of the Company other than the Chairman and the President and Chief Executive Officer currently participate, provides for the payment of annual bonuses consisting of cash and, for employees at relatively senior levels, restricted common stock that vests in equal installments over four years, with a greater proportion of an employee’s AIP award generally being paid in stock at the more senior levels.

The AIP divides employees into several groups, which are subject to various performance indicators and objectives based upon responsibilities, skills, experience and other relevant factors appropriate for each group. The performance of each employee is reviewed no less than once each year. Employees in each group are eligible to earn an incentive compensation award based upon a target percentage of their base salary, which ranges from 5% to 85% among the different groups. Under the AIP, eligible employees may receive an annual award of up to 150% of the target percentage of their base salary. In 2007, the target percentage for Messrs. Duca, Malvasio and Coward was 85% of their respective base salaries.

Awards under the AIP are based on corporate performance, divisional underwriting performance and individual performance within the overall guidelines of the AIP. At more senior employee levels, awards are weighted somewhat more heavily toward corporate performance and, where applicable, divisional underwriting performance, whereas at lower levels awards are weighted somewhat more heavily toward individual performance For Messrs. Duca and Coward, who have management responsibility for business divisions within the Company, 25% of their overall AIP bonus award is determined by the Company’s corporate performance, 50% by the underwriting performance of their business divisions, and 25% by their individual performance. For Mr. Malvasio, who does not have management responsibility for a business division, 50% of his overall AIP bonus award is determined by the Company’s corporate performance and 50% by his individual performance. The remaining Named Executive Officers, Messrs. Deeks and Galanski, participate in the Executive Performance Incentive Plan and so do not participate in the Annual Incentive Program. The corporate performance component of the AIP bonus award was based on the extent to which the Company achieved its 2007 budget plan with respect to gross written premium, combined ratio, and return on equity, with these three elements being weighted at 15%, 50% and 35%, respectively, of corporate performance. For 2007: (1) the target for gross written premium was a 9.8% increase relative to the Company’s gross written premium for 2006; (2) the target for the combined ratio was 88.6%; and (3) the target for return on equity was 15.7%. The divisional performance component of the AIP bonus award was based on the extent to which the applicable business division achieved its 2007 divisional budget plan with respect to gross written premium and combined ratio, with these two elements being weighted at 25% and 75%, respectively, of divisional performance. For 2007: (1) the target for gross written premium was a 3.3% increase for the business division run by Mr. Duca relative to that division’s gross written premium for 2006 and a 7.8% increase for the business division run by Mr. Coward relative to that division’s gross written premium for 2006; and (2) the target for the combined ratio was 91.2% for the division run by Mr. Duca and 90.9% for the division run by Mr. Coward. The individual performance component of the AIP bonus awards for Messrs. Duca, Malvasio and Coward was determined by Mr. Galanski, based upon his reasoned, subjective evaluation of the individual performance of each such Named Executive Officer. For achievement of 100% of the corporate, individual and, where applicable, divisional performance targets, AIP participants are entitled to receive 100% of their target percentages under the AIP. For achievement of less than 100% of such corporate, individual and, where applicable, divisional targets, AIP participants receive correspondingly less than 100% of their target percentages. For achievement of more than 100% of such corporate, individual and, where applicable, divisional targets, AIP participants are entitled to receive correspondingly more than 100% of their target percentages under the AIP, up to a maximum of 150% of their target percentages. The AIP bonus award for each participating Named Executive Officer was reviewed and approved by the Compensation Committee. The AIP bonus awards paid to Messrs. Duca, Malvasio and Coward for 2007 were in the amounts of $200,000, $375,000 and $304,500, respectively. Pursuant to the terms of the AIP, these bonus awards were paid 60% in cash and 40% in restricted common stock of the Company that vests in equal installments on the first, second, third and fourth anniversaries of the date of the awards.

The Committee believes that performance targets for annual bonuses under the AIP, as under the EPIP, have been set at levels that can be achieved only with significant effort on the part of the Named Executive Officers who participate in the AIP, and that payment of the maximum award amounts under the AIP would reflect results substantially in excess of expectations. The Compensation Committee has discretion to amend individual awards, subject to the maximum award amounts permitted under the AIP, to assure that such awards reflect the contributions of participating executives. It did not exercise such discretion for the 2007 awards. The Compensation Committee determines the relative weights of the corporate, divisional and individual performance components of AIP bonus awards, as well as the various elements of corporate performance and divisional performance, each year. All common stock grants are made pursuant to the Company’s 2005 Stock Incentive Plan, and reflect the evolution of the Compensation Committee’s philosophy in favor of performance-based restricted stock grants over stock options and SARs, which the Company believes to be in the long-term interests of its Stockholders. The Company did not issue any stock options or SARs in 2007, and has no current plans to do so in 2008.

The Annual Incentive Program supports the Company’s recruitment objectives by enabling the Company to attract qualified new employees. The AIP, like the Executive Performance Incentive Plan, also supports the Company’s retention objectives, as well as its ability to provide participating Named Executive Officers with competitive compensation and appropriate incentives to enhance the profitability and growth of the Company. For a Named Executive Officer who has responsibility for one of the Company’s various business divisions, the divisional component of the AIP enables the Company to directly tailor the amount of his incentive compensation to the performance of his division. Finally, the long term vesting of the restricted stock component of the AIP award explicitly aligns the long term interests of the Named Executive Officers with those of the Stockholders. The Company generally encourages its employees to own its stock, and have their equity at risk, to better align the long term interests of its employees and Stockholders. As of December 31, 2007, 197 out of the Company’s 401 employees directly own stock that was either granted to them by the Company or was purchased by them through the Company’s Employee Stock Purchase Plan described under “Compensation Discussion and Analysis — Employee Stock Purchase Plan” below.

Admirals’ Program.  In 2006, the Compensation Committee, working with senior management of the Company, established the Admirals’ Program, which provides for restricted stock grants for certain key underwriters and other employees of the Company that vest in equal installments on the third, fourth and fifth anniversaries of the grant date. These grants are generally made, subject to Compensation Committee discretion, only to employees who are highly significant contributors to the Company, have been employed by the Company for at least three years and participate at relatively high levels in the Annual Incentive Program or the Executive Performance Incentive Plan. Typically, these grants are not awarded to employees who received a grant under the Admirals’ Program during the prior year. The number of shares included in an employee’s initial Admirals’ Program award is fixed at the time of grant. The number of shares included in an employee’s Admirals’ Program awards other than his or her initial award (“Subsequent Admirals Awards”) varies with the Company’s return on equity over the three-year period immediately preceding the vesting of each installment of each award. For achievement of the 13% return on equity target for any three-year period, recipients of Subsequent Admirals Awards are entitled to receive the target amount of 100% of the applicable installment of an award. For achievement of a 7% return on equity for any three-year period, recipients of Subsequent Admirals Awards are entitled to receive the threshold amount of 25% of the applicable installment of an award. For achievement of a 15% or higher return on equity for any three-year period, recipients of

Subsequent Admirals Awards are entitled to receive the maximum amount of 150% of the applicable installment of an award. Achievement of between a 7% and 15% return on equity for any three-year period would entitle recipients of Subsequent Admirals Awards to receive a corresponding percentage, ranging from 25% to 150%, of the applicable installment of an award. Achievement of less than a 7% return on equity for any three-year period would not entitle recipients of Subsequent Admirals Awards to receive any portion of the applicable installment of an award. The Compensation Committee has discretion to amend the terms and conditions of the Admirals’ Program from time to time. Admirals’ Program grants are generally awarded annually in late February or early March of each year. In 2007, the Compensation Committee approved a Subsequent Admirals Award to Mr. Galanski, which is in the target amount of 25,000 shares and will vary with the Company’s return on equity as described above. The amount of this grant and the decision to authorize an Admirals’ Program award to Mr. Galanski in 2007 after he had received an initial award in 2006 in the fixed amount of 25,000 shares reflect the Compensation Committee’s consideration of the importance of Mr. Galanski to the continued growth, success and future of the Company and the need to provide him with a significant incentive as well as to motivate him and retain his services as President and Chief Executive Officer. No Admirals’ Program grants were made to any other Named Executive Officers in 2007.

The Admirals’ Program is primarily designed to retain qualified employees and facilitate continuity of management by providing significant long term incentive stock awards to key employees. It is a wealth-creation device for employees of proven ability who are believed to have a long term commitment to the success of the Company. The Admirals’ Program also supports the Company’s recruitment objectives by enabling the Company to attract qualified new employees, and enhances the Company’s ability to provide Named Executive Officers and others with adequate and competitive compensation and appropriate incentives to enhance the profitability and growth of the Company. The size of the individual stock awards is determined by the Compensation Committee based upon the recommendation of senior management, and reflects the position of the award recipient within the organization, the importance of the Named Executive Officer or other individual to the continued growth and success of the Company, the need to retain his or her services and related factors. Named Executive Officers are not involved in the determination of the size of their individual awards under the Admirals’ Program. The Admirals’ Program fits into the Company’s overall compensation objectives by providing a unique long term retention mechanism targeted toward a small number of highly significant and valued contributors.

Retirement Income Plans.  The Company’s retirement income plans include the Money Purchase Plan, the 401(k) Plan with matching Company contribution, and the U.K. Plan. The Company’s Money Purchase Plan is a defined contribution plan that, in 2007, provided for a mandatory annual contribution by the Company on behalf of each eligible employee of 15% of such employee’s base salary, subject to certain maximum contribution limits under applicable law. Beginning with the 2008 plan year, the Company has reduced this mandatory annual contribution percentage to 7.5%. All U.S. employees currently become eligible to participate in the Money Purchase Plan as of the January 1st immediately following their date of hire. The Company’s contributions to the MPP vest in annual installments of 20% on each of the second, third, fourth, fifth and sixth anniversaries of the date on which an employee joined the Company, and become fully vested after the employee has been employed by the Company for six years.

In addition to the Money Purchase Plan, all U.S. employees are eligible to participate in the Company’s 401(k) Plan. In 2007, the 401(k) Plan did not provide for the Company to match employee contributions to the Plan. Effective January 1, 2008, the 401(k) Plan provides for the Company to match each participating U.S. employee’s annual contributions to the Plan up to 4% of such employee’s base salary, subject to certain maximum contribution limits under applicable law. In addition, at the discretion of the Compensation Committee depending upon the yearly financial performance of the Company, the Company may contribute up to an additional 4% of each participating employee’s base salary for such year. The Company’s entire 401(k) Plan matching contribution vests immediately.

The Company’s U.K. employees participate in the U.K. Plan rather than in the Money Purchase Plan and the 401(k) Plan. The U.K. Plan, like the Money Purchase Plan, is a defined contribution plan. The U.K. Plan provides for a mandatory monthly contribution by the Company on behalf of each eligible employee of 15% of such employee’s base salary, subject to certain maximum contribution limits under applicable law, as well as for an additional 15% of such employee’s AIP award up to a maximum annual additional contribution of $2,500. All Company contributions to the U.K. Plan vest immediately. U.K. employees are also entitled to make a voluntary annual contribution to the U.K. Plan, which is deducted from their net base salary. All U.K. employees become eligible to participate in the U.K. Plan as of the date they become employees of the Company.

The Money Purchase Plan, the 401(k) Plan and the U.K. Plan are together considered important long term retirement benefits that support the Company’s overall compensation objectives by helping to provide fair, adequate and competitive compensation to all employees, by helping to attract qualified new employees, and by facilitating the long term retention of key existing employees. The Money Purchase Plan and the U.K. Plan facilitate recruiting and retention by distinguishing the Company from many of its peer companies that do not provide this element of compensation. The Money Purchase Plan, the 401(k) Plan and U.K. Plan also facilitate retirement planning by Named Executive Officers and other employees.

The Company does not offer a defined benefit pension plan or a nonqualified deferred compensation plan.

Employee Stock Purchase Plan.  The Company’s Employee Stock Purchase Plan provides employees with the opportunity to acquire, subject to certain annual limits, shares of Navigators common stock at a 10% discount from the market price at the beginning or end of each six-month Plan period. Employees purchase these shares through regular payroll deductions. The Employee Stock Purchase Plan facilitates the ownership of the Company’s stock by its employees, which helps to better align the long term interests of employees and Stockholders. Through December 31, 2007, 144 employees had purchased 61,040 shares of the Company’s common stock through the Employee Stock Purchase Plan.

Benefits.  Executive officers also participate in those benefit arrangements which are available to our employees, including health and welfare benefit plans and, with respect to U.S. employees including all Named Executive Officers except Mr. Coward, the 401(k) Plan. For a discussion of the Company’s 401(k) Plan, please see “Compensation Discussion and Analysis — Retirement Income Plans” above.

Mr. Galanski receives an annual car allowance from the Company in the amount of $12,000 pursuant to the terms of his employment agreement. In addition, the Company pays for the cost of an annual physical examination for all executive officers and members of the Board of Directors.

While the Company entered into employment agreements with Messrs. Galanski and Coward in 2001 and 2002, respectively, which agreements are still in effect, the other Named Executive Officers do not have employment agreements with the Company. The fact that the Company is no longer entering into employment agreements reflects the philosophy of the Compensation Committee that such agreements are not necessary to promote the objectives of the Company’s compensation program or in the long-term interests of the Company. For a discussion of the employment agreements with Messrs. Galanski and Coward, please see “Employment Agreements” below.

There are currently no stock ownership requirements for Named Executive Officers with respect to the common stock of the Company. For a description of the current ownership of common stock of the Company by the Named Executive Officers, please see “Ownership of Voting Securities By Certain Beneficial Owners and Management” above.

Each element of the Company’s compensation program complements the other elements in that all elements together are designed to support the Company’s pay-for-performance philosophy. The various elements of each Named Executive Officer’s compensation package are designed collectively to assure that the package provides for fair and competitive compensation, facilitates the retention of the Named Executive Officer and therefore the continuity of the Company’s management, and provides incentives and rewards for the Named Executive Officer to enhance the profitability and growth of the Company. However, the amount of any individual element of a Named Executive Officer’s compensation does not generally affect the amount of the other elements of his compensation. While the MPP contribution is, and the AIP award is expected to be, made annually and the U.K. Plan contribution is made monthly, an increase in base salary and an Admirals’ Program restricted stock grant are not generally given to a Named Executive Officer each year.

The Compensation Committee evaluates the Company’s management compensation program on an ongoing basis to assure that it is consistent with the objectives of the program and with the Company’s pay-for-performance compensation philosophy.

Summary Compensation Table

The following table sets forth a summary of the compensation paid by the Company to the Chief Executive Officer, Principal Financial Officer and each of the three other most highly paid executive officers of the Company or its subsidiaries (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

							Change
							in
							Pension
							Value
							and
						Non-	Non-
						Equity	Qualified
						Incentive	Deferred
Name						Plan	Compen-	All Other
and				Stock	Option	Compen-	sation	Compen-
Principal		Salary	Bonus(1)	Awards(2)	Awards(2)	sation	Earnings	sation(3)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Terence N. Deeks	2007	325,000	325,000	—	148,300	—	—	69,420	867,720
Chairman	2006	325,000	403,000	—	45,700	—	—	68,670	842,370
Stanley A. Galanski	2007	575,000	716,775	450,883	84,000	—	—	47,725	1,874,383
President & Chief Executive Officer	2006	483,333	599,333	77,844	84,000	—	—	46,975	1,291,485
Christopher C. Duca(4)	2007	285,000	1,184,000	160,884	194,125	—	—	35,725	1,859,734
SVP of Navigators Management Co., Inc. and President of the Navigators Pro Division	2006	282,500	490,000	108,592	91,525	—	—	34,975	1,007,592
Paul J. Malvasio(5)	2007	330,833	225,000	327,702	77,650	—	—	36,125	997,310
EVP & Chief Financial Officer	2006	310,000	221,340	311,062	77,650	—	—	35,375	955,427
Stephen R. Coward(6)	2007	331,650	182,700	178,800	225,284	—	—	51,923	970,357
Managing Director Navigators Underwriting Agency Ltd.	2006	294,000	134,946	135,351	6,122	—	—	46,275	616,694

(1)	The Bonus amounts reflect the cash bonus paid for 2007 to each Named Executive Officer. For Messrs. Deeks and Galanski, the Bonus amounts reflect the cash bonus paid pursuant to the Executive Performance Incentive Plan for 2007. For Messrs. Duca, Malvasio and Coward, the Bonus amounts include the cash component, but not the restricted stock award component, of the Annual Incentive Program awards for 2007. Such restricted stock awards are based on the closing stock price of $55.83 on the grant date of February 11, 2008 and vest 25% each year on the first, second, third and fourth anniversaries of such date. Such restricted stock awards are granted pursuant to the Company’s 2005 Stock Incentive Plan. Mr. Duca received $80,000 in restricted stock. Mr. Malvasio received $150,000 in restricted stock. Mr. Coward received $121,800 in restricted stock. The cash bonus paid for 2007 to Mr. Duca included $120,000 pursuant to Mr. Duca’s 2007 Annual Incentive Program award and $1,064,000 paid pursuant to a Navigators Pro division bonus plan that covered the 2005 and prior underwriting years (the “NavPro Plan”) in which Mr. Duca had participated prior to its termination on December 31, 2005 in lieu of participating in the Company’s Annual Incentive Program. The final distribution of underwriting profits for the years covered by the NavPro Plan will be made in 2010. The NavPro Plan bonus for Mr. Duca does not include any portion of the $1,213,577 accrued by the Company but not yet payable to the various NavPro Plan participants, including Mr. Duca, under the terminated NavPro Plan, which amount may increase or decrease depending upon the development of the underwriting results for the years covered by the NavPro Plan. Information on the 2006 Bonus amounts paid to the Named Executive Officers can be found in the Company’s 2007 Proxy Statement.

(2)	The Stock Awards and Option Awards vest in four equal installments on the first, second, third and fourth anniversaries of their respective grant dates, other than Admirals’ Program stock grants made during 2007 to Mr. Galanski and during 2006 to Messrs. Galanski, Duca, Malvasio and Coward that vest in three equal installments on the third, fourth and fifth anniversaries of their respective grant dates. The Stock Award and Option Award amounts represent the dollar amount of stock, option and SARs compensation expense recognized for financial statement purposes in 2007 and 2006 under FAS 123R (excluding any forfeiture assumptions) and include compensation costs associated with stock, option and SARs awards granted in previous years as well as any stock awards granted in 2007. No option or SARs awards were granted in 2007 or 2006. For a discussion of valuation assumptions for 2007 and 2006, see Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended December 31, 2007 and December 31, 2006, respectively.

(3)	All Other Compensation includes: cash contributions made by the Company pursuant to the terms of the Company’s Money Purchase Plan in 2007 and 2006 for each Named Executive Officer other than Mr. Coward in the amounts of $33,750 and $33,000, respectively, which do not become fully vested until the employee has been employed by the Company for six years; payment by the Company of the cost of an annual physical examination for each Named Executive Officer in an amount ranging from $1,975 to $2,375; and an annual automobile allowance for Mr. Galanski in the amount of $12,000. For Mr. Deeks, All Other Compensation also includes imputed interest income for 2007 and 2006 in the amount of $33,295 per year related to split dollar life insurance policy premiums that were advanced by the Company for the years 1992-2002 and that are repayable upon the earlier of the termination of such policy or the payment of benefits thereunder. For Mr. Coward, All Other Compensation also includes cash contributions made by the Company to its U.K. Pension Scheme in 2007 and 2006 on his behalf in the amounts of $49,748 (based on the conversion rate on December 31, 2007 of £1=$1.98) and $44,100 (based on the conversion rate on December 31, 2006 of £1=$1.96), respectively, which contributions are fully vested.

(4)	Effective March 1, 2008, Mr. Duca’s base salary was increased to $310,000.

(5)	Effective March 1, 2008, Mr. Malvasio’s base salary was increased to $375,000.

(6)	Effective March 1, 2008, Mr. Coward’s base salary was increased to $378,100, based on the conversion rate on February 29, 2008 of £1=$1.99. Mr. Coward’s base salary and the cash component of his Annual Incentive Program bonus award included in columns (c) and (d) above, respectively, are paid to him in British pounds, and the dollar value of these amounts paid to him in 2007 is calculated based on the conversion rate as of December 31, 2007 of £1=$1.98.

Grants of Plan-Based Awards

The following table contains information concerning the grants of plan-based awards made to each of the Named Executive Officers in the year ended December 31, 2007. There were no options or SARs granted in 2007.

GRANTS OF PLAN-BASED AWARDS
		Estimated Future			Estimated Future			All Other	All Other		Grant
		Payouts Under			Payouts Under			Stock Awards:	Awards:	Exercise	Date Fair
		Non-Equity Incentive			Equity Incentive Plan			Number	Number of	or Base	Value of
		Plan Awards			Awards(1)			of Shares	Securities	Price of	Stock and
				Maxi-			Maxi-	of Stock	Underlying	Option	Options
	Grant	Threshold	Target	mum	Threshold	Target	mum	Units(2)	Options	Awards	Awards(3)
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	$/Share	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Terence N. Deeks	—	—	—	—	—	—	—	—	—	—	—
Stanley A. Galanski	8/10/07	—	—	—	6,250	25,000	37,500	—	—	—	1,300,000
Christopher C. Duca	3/2/07	—	—	—	—	—	—	1,643	—	—	80,031
Paul J. Malvasio	3/2/07	—	—	—	—	—	—	3,030	—	—	147,591
Stephen R. Coward	3/2/07	—	—	—	—	—	—	1,847	—	—	89,967

(1)	These restricted shares are issued under the Company’s 2005 Stock Incentive Plan in accordance with the terms of Admirals’ Program stock grants and vest in three equal installments on the third, fourth and fifth anniversaries of the grant date. A return on equity of 7% for the three-year period immediately preceding the vesting of any such installment would result in a threshold plan award of 25% of the target for such installment. A return on equity of 13% for such three-year period would result in a plan award of 100% of the target for such installment. A return on equity of 15% or more for such three-year period would result in a maximum plan award of 150% of the target for such installment. A return on equity of less than 7% for such three-year period would result in no plan award for such installment. For further discussion of the Admirals’ Program, please see “Compensation Discussion and Analysis — Admirals’ Program” above.

(2)	These restricted shares are issued under the Company’s 2005 Stock Incentive Plan in accordance with the terms of the Annual Incentive Program and vest in equal installments on the first, second, third and fourth anniversaries of the grant date. For further discussion of the Annual Incentive Program, please see “Compensation Discussion and Analysis — Annual Incentive Program” above.

(3)	Calculated in accordance with FAS 123R. For a discussion of valuation assumptions, see Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Employment Agreements

On March 26, 2001, the Company entered into an employment agreement with Mr. Galanski providing for an initial three-year term of employment that continues for successive one-year periods unless either party elects to terminate the agreement upon 120 days’ notice to the other party prior to the expiration of the then-current one-year period. The agreement provided for the issuance to Mr. Galanski as of the date of the agreement of a stock grant of 100,000 shares of Common Stock subject to vesting provisions of 25% per year. All of such shares are now fully vested. In the event that a change of control of the Company had occurred during the initial three-year term resulting in the termination of Mr. Galanski’s employment or the resignation of Mr. Galanski following a material reduction in his responsibilities or a demotion from his current position, Mr. Galanski would have been entitled to receive his base salary for the remaining term of his employment agreement and all outstanding unvested stock grants made to Mr. Galanski during the initial term would have immediately vested. The agreement provides for a $12,000 annual car allowance for Mr. Galanski. Upon the termination of Mr. Galanski’s employment agreement, the Company may elect to enforce against Mr. Galanski one-year restrictive covenants with respect to nonsolicitation of the Company’s employees and noncompetition with the Company’s business, provided that the Company continues to pay to Mr. Galanski his then-current base salary during such one-year period. In accordance with its terms, Mr. Galanski’s employment agreement was automatically renewed in December 2007 for a one-year period through March 2009.

Effective January 2, 2002, Navigators Underwriting Agency Ltd. (“NUAL”), a wholly-owned subsidiary of the Company and the managing agency of the Company’s Lloyd’s of London Syndicate 1221, entered into an employment agreement with Mr. Coward, which continues in effect until either party provides three months’ advance notice of termination to the other party or until the last day of the month in which Mr. Coward reaches the age of 60. The agreement provides that Mr. Coward may not compete with NUAL or solicit any employee of NUAL during the six-month period following termination. The agreement does not include provisions regarding change of control or acceleration of outstanding stock grants.

None of the other Named Executive Officers is currently a party to an employment agreement with the Company or any of its subsidiaries.

2005 Stock Incentive Plan

The 2005 Stock Incentive Plan authorizes the issuance in the aggregate of 1,000,000 incentive stock options, non-incentive stock options, restricted shares and stock appreciation rights for the Company’s Common Stock (collectively, the “Awards”). The 2005 Stock Incentive Plan was approved by Stockholders at the May 20, 2005 Annual Meeting of Stockholders. The Company filed a Registration Statement relating to the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan provides for discretionary grants of Awards to all employees, non-employee directors and consultants to the Company or any of its subsidiaries, or any corporation acquired by the Company or any of its subsidiaries. The 2005 Stock Incentive Plan is the only plan under which the Compensation Committee currently makes equity awards. For a discussion of the equity awards made to employees under the 2005 Stock Incentive Plan in connection with the Company’s Annual Incentive Program and Admirals’ Program, please see “Compensation Discussion and Analysis — Annual Incentive Program” and “Compensation Discussion and Analysis — Admirals’ Program,” respectively. In 2007, no Awards were made to any Named Executive Officers under the 2005 Stock Incentive Plan other than pursuant to the Annual Incentive Program and the Admirals’ Program.

The purposes of the 2005 Stock Incentive Plan are to facilitate fair, adequate and competitive compensation and to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to the Company and its present and future subsidiaries, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board believes that the granting of Awards under the 2005 Stock Incentive Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

The 2005 Stock Incentive Plan will terminate ten years from its adoption. The Board of Directors may at any time terminate the 2005 Stock Incentive Plan or make such modifications to the 2005 Stock Incentive Plan as it may deem advisable. The Board, however, may not, without approval by the Stockholders of the Company, increase the number of shares of Common Stock as to which Awards may be granted under the 2005 Stock Incentive Plan, change the manner of determining stock option or SAR prices or change the class of persons eligible to participate in the 2005 Stock Incentive Plan.

The 2005 Stock Incentive Plan is administered by our Compensation Committee. The Compensation Committee has discretion to determine the participants under the 2005 Stock Incentive Plan, the types, terms and conditions of the Awards, including performance and other earnout and/or vesting contingencies, permit transferability of Awards to an immediate family member of a participant or a trust established on behalf of such immediate family member, interpret the 2005 Stock Incentive Plan’s provisions and administer the 2005 Stock Incentive Plan in a manner that is consistent with its purpose.

Under the 2005 Stock Incentive Plan, the Compensation Committee may grant Awards in the form of options to purchase shares of Common Stock. All stock options issued under the 2005 Stock Incentive Plan are exercisable upon vesting for one share of the Company’s Common Stock. The initial per share exercise price for an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of the Common Stock. The initial per share exercise price for a non-incentive stock option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant.

No option granted pursuant to the 2005 Stock Incentive Plan may be exercised more than 10 years after the date of grant, except that incentive stock options granted to participants who own more than 10% of the total combined voting power of the Common Stock at the time the incentive stock option is granted may not be exercised more than five years after the date of grant. Any option granted to a non-employee director of the Company or any of its subsidiaries shall be 10 years in duration.

The 2005 Stock Incentive Plan also permits the grant of restricted shares of Common Stock, herein referred to as “Stock Awards”. A Stock Award is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each Stock Award will be subject to conditions, restrictions and contingencies established by the Compensation Committee. In making a determination regarding the allocation of such shares, the Compensation Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Compensation Committee in its discretion shall deem relevant.

The 2005 Stock Incentive Plan also permits the grant of stock appreciation rights (“SARs”), which is a grant of the right to receive cash equal to the value of the SAR. The value of a SAR with respect to one share of Common Stock on any date is the excess of the fair market value of a share on such date over the base value of such SAR. The base value of any SAR with respect to one share of Common Stock shall equal the fair market value of a share of Common Stock as of the date the SAR is granted.

Participants shall not have any interest or voting rights in shares covered by their Awards until the Awards shall have been exercised in the case of options and SARs and the shares shall have vested in the case of Stock Awards. The 2005 Stock Incentive Plan also has provisions related to both the payment by the Company of a stock dividend and the occurrence of a change of control.

2002 Stock Incentive Plan

At the May 30, 2002 Annual Meeting, the Stockholders approved the 2002 Stock Incentive Plan (the “2002 Stock Plan”). The Company filed a Registration Statement relating to the 2002 Stock Plan.

Pursuant to the 2002 Stock Plan, the Company may grant to eligible persons awards including, but not limited to, incentive stock options, non-incentive stock options and restricted shares of Common Stock. The 2002 Stock Plan authorized awards relating to an aggregate of up to 1,000,000 shares of Common Stock, of which no more than 100,000 awards may be in the form of restricted stock grants.

The 2002 Stock Plan is administered by the Compensation Committee consisting of two or more members of the Board. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board. In the event that no Compensation Committee is appointed, the 2002 Stock Plan shall be administered by the Board of Directors.

No option granted pursuant to the 2002 Stock Plan may be exercised more than 10 years after the date of grant, except that incentive stock options granted to participants who own more than 10% of the total combined voting power of the Common Stock at the time the incentive stock option is granted may not be exercised more than five years after the date of grant.

As a result of the approval of the 2005 Stock Plan at the May 20, 2005 Annual Meeting of Stockholders, no further stock or option awards have been or will be granted under the 2002 Stock Plan.

Stock Option Plans and Stock Appreciation Rights Plan

In 1986 and 1987, the Company adopted two stock option plans which allowed for the grant to key employees of the Company, its subsidiaries and affiliates, of options to purchase an aggregate of 900,000 shares of Common Stock. The Company filed a Registration Statement relating to the aggregate of the 900,000 shares of Common Stock which may be issued upon the exercise of options granted or that may be granted under these two plans, an incentive stock option plan and a non-qualified stock option plan (together, the “Stock Option Plans”). The stock options vest at a rate of 25% per year. The Stock Option Plans are administered by the Compensation Committee of the Board. As a result of the approval of the 2002 Stock Plan at the May 30, 2002 Annual Meeting of Stockholders, no further options have been or will be issued under the Stock Option Plans.

In 1996, the Company adopted a phantom stock appreciation rights plan (the “SARs Plan”) which allows for the grant to key employees of the Company and its affiliates of up to 300,000 SARs. The Compensation Committee administers the SARs Plan and approves the employees who will receive grants of the rights. The SARs vest at a rate of 25% per year. Upon exercise of a stock appreciation right, the key employee is entitled to receive cash in an amount equal to the difference between the fair market value of the Common Stock at the exercise date and the exercise price (which shall not be less than 90% of the fair market value of the Common Stock at the date of grant). As a result of the approval of the 2005 Stock Plan at the May 20, 2005 Annual Meeting of Stockholders, no further SARs have been or will be issued under the SARs Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each of the Named Executive Officers with respect to his outstanding equity awards as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan
										Awards:
									Equity	Market or
			Equity						Incentive	Payout
			Incentive						Plan Awards:	Value of
			Plan Awards:					Market	Number of	Unearned
	Number of	Number of	Number of			Number of		Value of	Unearned	Shares,
	Securities	Securities	Securities			Shares or		Shares or	Shares,	Units or
	Underlying	Underlying	Underlying			Units of		Units of	Units or	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That		Stock That	Other Rights	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not		Have Not	That Have	Have Not
	(#)	(#)	Options	Price	Expiration	Vested		Vested (1)	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)

Terence N. Deeks	10,000 (2)	—	—	10.50	9/29/10	—		—	—	—
Stanley A. Galanski	22,500	7,500 (3)	—	29.11	2/28/14	25,000	(8)	1,625,000	25,000 (9)	1,625,000
Christopher C. Duca	10,000 (2)	—	—	19.10	9/1/11	10,000	(10)	650,000	—	—
	10,000	—	—	19.10	9/1/11	1,643	(10)	106,795
	3,750	1,250 (4)	—	29.11	2/28/14
	5,000	5,000 (5)	—	33.19	3/8/15
Paul J. Malvasio	3,750	1,250 (4)	—	29.11	2/28/14	1,657	(11)	107,705	—	—
	10,000	10,000 (6)	—	33.19	3/8/15	1,839	(11)	119,535
						10,000	(11)	650,000
						3,030	(11)	196,950
Stephen R. Coward	—	500 (7)	—	29.11	2/26/14	913	(12)	59,345	—	—
						808	(12)	52,520
						10,000	(12)	650,000
						1,847	(12)	120,055

(1)	Market Value based on December 31, 2007 closing price of the Company’s common stock of $65.00.

(2)	Stock Appreciation Rights (SARs) issued to Mr. Deeks on 9/29/00 and to Mr. Duca on 9/1/01.

(3)	Options to purchase these 7,500 shares became exercisable on 2/29/08.

(4)	Options to purchase these 1,250 shares became exercisable on 2/29/08.

(5)	Options to purchase 2,500 of these shares became exercisable on 3/8/08. Options to purchase the remaining 2,500 shares become exercisable on 3/8/09.

(6)	Options to purchase 5,000 of these shares became exercisable on 3/8/08. Options to purchase the remaining 5,000 shares become exercisable on 3/8/09.

(7)	Options to purchase these 500 shares became exercisable on 2/26/08.

(8)	Shares of stock vest in three equal installments on 9/12/09, 9/12/10 and 9/12/11 in accordance with the terms of the Admirals’ Program. For further discussion of the Admirals’ Program, please see “Compensation Discussion and Analysis — Admirals’ Program” above.

(9)	Shares of stock vest in three equal installments on 8/10/10, 8/10/11 and 8/10/12 in accordance with the terms of variable grant awards under the Admirals’ Program. For further discussion of the Admirals’ Program, please see “Compensation Discussion and Analysis — Admirals’ Program” above.

(10)	Includes 410 shares that vested on 3/2/08 and a balance of 1,233 shares that will vest in three equal installments on 3/2/09, 3/2/10 and 3/2/11 from an initial grant of 1,643 shares dated 3/2/07; and 10,000 shares granted on 3/22/06 that will vest in three equal installments on 3/22/09, 3/22/10 and 3/22/11.

(11)	Includes 828 shares that vested on 3/8/08 and a balance of 829 shares that will vest on 3/8/09 from an initial grant of 3,314 shares dated
3/8/05; 613 shares that vested on 2/29/08 and a balance of 1,226 shares that will vest in two equal installments on 2/28/09 and 2/28/10 from an initial grant of 2,452 shares dated 2/28/06; 10,000 shares granted on 3/22/06 that will vest in three equal installments on 3/22/09, 3/22/10 and 3/22/11; and 757 shares that vested on 3/2/08 and a balance of 2,273 shares that will vest in three equal installments on 3/2/09, 3/2/10 and 3/2/11 from an initial grant of 3,030 shares dated 3/2/07.

(12)	Includes 456 shares that vested on 3/8/08 and a balance of 457 shares that will vest on 3/8/09 from an initial grant of 1,826 shares dated
3/8/05; 269 shares that vested on 2/29/08 and a balance of 539 shares that will vest in two equal installments on 2/28/09 and 2/28/10 from an initial grant of 1,077 shares dated 2/28/06; 10,000 shares granted on 3/22/06 that will vest in three equal installments on 3/22/09, 3/22/10 and 3/22/11; and 461 shares that vested on 3/2/08 and a balance of 1,386 shares that will vest in three equal installments on 3/2/09, 3/2/10 and 3/2/11 from an initial grant of 1,847 shares dated 3/2/07.

Options Exercised and Stock Vested

The following table sets forth information for each of the Named Executive Officers with respect to options exercised and stock grants vested, and the value realized on such exercise or vesting, during the year ended December 31, 2007.

OPTIONS EXERCISED AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise (1)	Acquired on Vesting	Vesting (2)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Terence N. Deeks	—	—	—	—
Stanley A. Galanski	—	—	—	—
Christopher C. Duca	—	—	642	30,552
Paul J. Malvasio	—	—	5,817	320,761
Stephen R. Coward	7,500	231,883	854	42,794

(1)	Calculated based on the product of the number of shares acquired on exercise of the option award multiplied by the difference between the Company’s stock price on the NASDAQ National Market at the time of such exercise and the strike price of the option award.

(2)	Calculated based on the product of the number of shares acquired on vesting of the stock award multiplied by the closing stock price on the NASDAQ National Market on the vesting date.

The following table sets forth the payments that would be received by each Named Executive Officer if his employment with the Company were terminated as of December 31, 2007.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

			Continuation of
			Medical/
	Cash		Welfare	Acceleration and		Total
	Severance		Benefit	Continuation of		Termination
	Payment		(present value)	Equity Awards		Benefits
	$		$	$		$

Terence N. Deeks
• Voluntary Retirement	—		—	545,000	(2)	545,000
• Voluntary Termination	—		—	545,000	(2)	545,000
• Involuntary Termination for Cause	—		—	—		—
• Involuntary Termination Without Cause	—		—	545,000	(2)	545,000
• Involuntary or Good Reason Termination after Change in Control	—		—	545,000	(2)	545,000

Stanley A. Galanski
• Voluntary Retirement	600,000	(1)	—	—		600,000
• Voluntary Termination	600,000	(1)	—	807,525	(3)	1,407,525
• Involuntary Termination for Cause	—		—	—		—
• Involuntary Termination Without Cause	600,000	(1)	—	807,525	(3)	1,407,525
• Involuntary or Good Reason Termination after Change in Control	600,000	(1)	—	4,057,525	(4)	4,657,525

Christopher C. Duca
• Voluntary Retirement	—		—	459,000	(2)	459,000
• Voluntary Termination	—		—	1,211,638	(2)(3)	1,211,638
• Involuntary Termination for Cause	—		—	—		—
• Involuntary Termination Without Cause	—		—	1,211,638	(2)(3)	1,211,638
• Involuntary or Good Reason Termination after Change in Control	—		—	1,968,433	(2)(4)	1,968,433

Paul J. Malvasio
• Voluntary Retirement	—		—	—		—
• Voluntary Termination	—		—	452,688	(3)	452,688
• Involuntary Termination for Cause	—		—	—		—
• Involuntary Termination Without Cause	—		—	452,688	(3)	452,688
• Involuntary or Good Reason Termination after Change in Control	—		—	1,526,878	(4)	1,526,878

Stephen R. Coward
• Voluntary Retirement	—		—	—		—
• Voluntary Termination	—		—	—		—
• Involuntary Termination for Cause	—		—	—		—
• Involuntary Termination Without Cause	—		—	—		—
• Involuntary or Good Reason Termination after Change in Control	—		—	881,920	(4)	881,920

(1)	This cash severance payment, as provided in Mr. Galanski’s employment agreement with the Company and based upon Mr. Galanski’s annual base salary of $600,000 as of 12/31/07, assumes that notice of termination of employment is given as of such date and that the Company elects to enforce the restrictive covenants included in such employment agreement with respect to noncompetition and nonsolicitation of employees. This cash severance payment would be paid to Mr. Galanski in accordance with the Company’s regular payroll schedule during the one-year period beginning as of such termination date. For a discussion of the terms of Mr. Galanski’s employment agreement, please see “Employment Agreements” above.

(2)	Assumes the exercise as of 12/31/07 of all SARs held by Mr. Deeks and Mr. Duca, respectively, upon retirement or termination of employment, based on the December 31, 2007 closing price of the Company’s common stock of $65.00.

(3)	Assumes the exercise of all outstanding vested options within 90 days of the date of termination pursuant to the Company’s 2005 Stock Incentive Plan and 2002 Stock Incentive Plan, based on the December 31, 2007 closing price of the Company’s common stock of $65.00.

(4)	Assumes both a change of control as of 12/31/07 and termination of employment with the Company within one year thereafter. Under these assumptions, the Company’s 2005 Stock Incentive Plan provides for immediate vesting of all outstanding stock and option awards. Also assumes the exercise of all outstanding vested options within 90 days of the date of termination pursuant to the Company’s 2002 Stock Incentive Plan, based on the December 31, 2007 closing price of the Company’s common stock of $65.00.

Compensation of Directors

Each director who is not an officer or employee of the Company receives an annual payment consisting of $25,000 in restricted shares of the Company’s Common Stock, payable in the first quarter of each year for service during the preceding year (based on the closing price of the Company’s Common Stock on the last business day of such preceding year), and $20,000 in cash, payable in quarterly installments, as well as a fee of $2,000 for each Board meeting attended and $1,000 for each telephonic Board meeting attended. In addition, members of the Audit Committee of the Board are paid $2,000 for each Audit Committee meeting attended in person and $1,000 for each Audit Committee meeting attended by telephone, and members of all other Board committees are paid $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by telephone. The chairmen of the Audit Committee and the Compensation Committee are paid annual retainers of $20,000 and $10,000, respectively. Chairmen of other Board committees do not currently receive annual retainers for their services as chairmen.

The Compensation Committee of the Board recognizes the importance of ownership of the Common Stock of the Company by its independent directors in aligning the interests of the Board with those of our Stockholders. Accordingly, as described above, each director receives payment of $25,000 in restricted shares of the Company’s Common Stock as part of his annual compensation for Board service, and is required to hold such shares for a minimum of one year. Our directors have generally retained ownership of their Common Stock after such restrictions have lapsed.

Shown below is a table that sets forth the total compensation paid to each independent Board member in 2007.

DIRECTOR COMPENSATION

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)(1)	($)(2)	($)	($)	($)	($)		($)

H. J. Mervyn Blakeney	34,500	25,026	—	—	—	59,400	(3)	118,926
Peter A. Cheney	47,000	25,026	—	—	—	—		72,026
Robert W. Eager, Jr.	44,000	25,026	—	—	—	—		69,026
W. Thomas Forrester	34,000	6,269	—	—	—	—		40,269
Leandro S. Galban, Jr.	49,000	25,026	—	—	—	—		74,026
John F. Kirby	36,000	25,026	—	—	—	11,667	(3)	72,693
Marc M. Tract	32,000	25,026	—	—	—	—		57,026
Robert F. Wright	70,000	25,026	—	—	—	—		95,026

(1)	Includes, in addition to all Board and committee meeting fees and Audit and Compensation Committee chairmen’s annual retainer fees, an annual cash retainer of $20,000 paid quarterly to each director for his 2007 Board service.

(2)	The amounts shown represent the dollar amount of stock compensation expense recognized for financial statement purposes in 2007 under FAS 123R (excluding any forfeiture assumptions) and include compensation costs associated with any stock awards granted in 2007. Stock awards issued in 2007 are for 2006 Board service. Each director who is not an officer or employee of the Company receives an annual award of $25,000 in restricted shares of Common Stock. Mr. Forrester received a pro-rated stock award of $6,260 in restricted shares of Common Stock, reflecting his election to the Board in September 2006. For a discussion of valuation assumptions, see Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	Includes fees received for consulting services to the Company and/or its subsidiaries. The respective consulting agreements between the Company and Messrs. Blakeney and Kirby were terminated in 2007. For a discussion of these consulting agreements, please see “Related Party Transactions” above. For Mr. Blakeney, the amount under All Other Compensation was paid to him in British pounds, and the dollar value of such amount is calculated based on the conversion rate on December 31, 2007 of £1= $1.98.

Equity Compensation Plan Information

The following chart includes information as of December 31, 2007 with respect to equity compensation plans where equity securities of the Company may be issued:

	A	B	C
Number of
	securities to be		Number of securities
	issued upon		remaining available
	exercise of	Weighted-	for future issuance
	outstanding	average exercise	under equity
	stock options and	price of	compensation plans
	vesting of unvested	outstanding	(excluding securities
Plan Category	stock grants(2)	stock options	reflected in column A)

Equity compensation plans approved by security holders(1)	776,216	$23.34	572,191
Equity compensation plans not approved by security holders	—		—

Total	776,216		572,191

(1)	Consists of the 2005 Stock Incentive Plan, the 2002 Stock Incentive Plan and the Stock Option Plans.

(2)	Column A includes 391,866 unvested stock grants.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of the Company or of any of its subsidiaries or affiliates. None of our executive officers has served on the board of directors or on the compensation committee of any other entity where any officer of such entity served either on the Company’s Board or on its Compensation Committee.

Compensation Committee Report

The Board’s Compensation Committee is charged, among other things, to make periodic reviews of the Company’s compensation arrangements with executive officers and to make recommendations to the Board of Directors with respect to such arrangements. The Compensation Committee’s function is more fully described in its charter, which the Board has adopted and is available on our website at www.navg.com under the Corporate Governance link.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of the Company’s 2008 Proxy Statement, and believes that the Compensation Discussion and Analysis fairly represents the compensation philosophy of the Company. Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s 2008 Proxy Statement.

The Compensation Committee:

H. J. Mervyn Blakeney
Leandro S. Galban, Jr. (Chairman)
John F. Kirby

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal controls and financial reporting process. The Audit Committee is currently composed of four directors, each of whom meets the independence requirements of the NASDAQ stock market and the SEC. The Audit Committee operates under a written charter approved by the Board, which was reviewed in 2007 and is available on our website at www.navg.com under the Corporate Governance link.

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm KPMG LLP is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent auditors to discuss the audited December 31, 2007 financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee discussed with the independent auditors that firm’s independence.

The Audit Committee also reviewed, and discussed with management and KPMG LLP, management’s report and KPMG LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Management is responsible for those activities required to ensure compliance with this legislation.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, to be filed with the SEC.

The Audit Committee:

Peter A. Cheney
Robert W. Eager, Jr.
W. Thomas Forrester
Robert F. Wright (Chairman)

PROPOSAL 2
APPROVAL OF THE NAVIGATORS GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN

Effective as of March 20, 2008, the Board of Directors adopted, subject to stockholder approval, The Navigators Group, Inc. Employee Stock Purchase Plan (the “Plan”). This Employee Stock Purchase Plan is substantially identical to the one that was in effect for 2007, and the Company seeks stockholder approval at the 2008 Annual Meeting of Stockholders for its continuation.

The following summary of certain features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is included in this Proxy Statement as Appendix A. All capitalized terms used but not defined herein have the respective meanings ascribed to them in the Plan.

Nature and Purpose of the Plan

The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase shares of the Company’s Common Stock through payroll deductions. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan are to be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

Duration and Modification

The Plan will be effective July 1, 2008 and will continue in effect for five years, unless sooner terminated by the Board which may at any time and for any reason terminate or amend the Plan as it may deem advisable. However, the Company shall obtain stockholder approval of any amendment to the Plan to the extent that such approval shall be necessary to comply with Code Section 423.

Administration of the Plan

The Plan is administered by the Board or a committee appointed by the Board.

Offering Periods

In general, participants under the Plan purchase shares of Common Stock (“Common Shares”) in consecutive six-month offering periods, with a new offering period commencing on each January 1 and July 1, unless otherwise determined by the Plan Administrator.

Securities Subject to the Plan; Market Price

The number of Common Shares reserved for sale under the Plan is 200,000, of which 69,518 Common Shares have already been issued. If the total number of shares which would otherwise be subject to purchase under the Plan exceeds the number of shares then available under the Plan, the Plan Administrator is required to make a pro rata allocation of the shares available for grant in as uniform and equitable a manner as is practicable. In such event, the Plan Administrator is required to give written notice of such reduction in the number of shares subject to issuance to each participant affected thereby.

Eligibility

Each employee of the Company and its eligible subsidiaries who is customarily employed for at least 20 hours per week is eligible to participate under the Plan, subject to certain additional limitations imposed by Code Section 423(b).

Participation

An employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Plan Administrator at least 15 days prior to the first day of the offering period with respect to which it is to be effective. Payroll deductions will be equal to the whole percentage of compensation (at least 1%, but not to exceed 10%) specified by the participant. As of December 31, 2007, 401 employees were eligible to participate in the Plan, and the closing price of the Company’s Common Stock was $65.00.

Purchase Price

The purchase price per share at which Common Shares are to be sold under the Plan is the lesser of (i) 90% of the fair market value of a Common Share at the offering date (the first business day of the offering period) and (ii) 90% of the fair market value of a Common Share on the last business day of the offering period. The fair market value of a Common Share on any offering date shall mean the closing price of a Common Share on the NASDAQ National Market on the last business day immediately preceding such date or (ii) if there is no sale of a Common Share on such business day, the average of the bid and asked prices at the close of the market on that day.

Purchase of Shares

The maximum number of Common Shares a participant may purchase during each calendar year shall not exceed 1,000 shares or an aggregate fair market value of $25,000, subject to certain limitations set forth in the Code and availability of shares under the Plan.

Unless a participant withdraws from the offering period (as described below), his or her direction to purchase shares will be exercised automatically at each exercise date (the last business day of the offering period), and the maximum number of full shares will be purchased at the applicable price with the payroll deductions credited to his or her account. The shares purchased shall be issued to the participant as promptly as practicable after the exercise date. A participant’s direction to purchase shares under the Plan may be exercised only by the participant.

Voting Rights

Participants shall not have any interest or voting rights in shares until the shares shall have been issued.

Adjustments

The number of Common Shares available for grant or granted under the Plan may be adjusted, as determined by the Plan Administrator, in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Plan Administrator, in the event of any other change affecting the number or kind of outstanding Common Shares. In the event of the dissolution or liquidation of the Company, the Board may, in its discretion, accelerate the exercise of all participant subscription agreements and/or terminate the same within a reasonable time thereafter.

Withdrawal; Termination of Employment

A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account under the Plan at any time prior to an exercise date by giving written notice to the Plan Administrator on a form provided for such purpose. If the participant withdraws from the offering period, all of the participant’s payroll deductions credited to his or her account will be paid to the participant (without interest) as soon as practicable after receipt of the notice of withdrawal and his or her direction for the current offering period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such offering period. Participation may be resumed for subsequent offering periods pursuant to a new subscription agreement filed in accordance with the Plan.

Upon termination of the participant’s continuous status as an employee prior to an exercise date of an offering period for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to his or her account will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under the Plan, and the participant’s subscription agreement will be automatically canceled.

A participant’s withdrawal from an offering period will not have any effect upon his or her eligibility to participate in a succeeding offering period or in any similar plan that may hereafter be adopted by the Company.

Participant accounts under the Plan are unfunded and maintained solely for recordkeeping purposes. All payroll deductions credited to participant accounts under the Plan may be used by the Company for any corporate purpose, and neither the Company nor the Plan Administrator shall be obligated to segregate such payroll deductions.

Federal Income Tax Consequences

The following is a brief and general summary of the material United States federal income tax consequences applicable to the Plan. The summary does not address any provisions of the income tax laws of any state, local or foreign taxing jurisdiction.

The summary is based on interpretations of the Code, regulations issued thereunder, and rulings and decisions currently in effect, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein.

The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Code Sections 421 and 423. Under these provisions, a participant recognizes no income or loss upon the purchase of Common Shares under the Plan (“Plan Shares”). If a participant sells Plan Shares after the date that is the later of (a) two years from the beginning of the offering period during which the Plan Shares were purchased and (b) one year from the date the Plan Shares were purchased (the “Plan Holding Period”), then any recognized gain is treated as ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the Plan Shares at the time of such disposition over the purchase price and (b) 10% of the fair market value of the Plan Shares on the first day of the offering period, and any remaining gain will be taxed as long-term capital gain. If a participant recognizes a loss on a sale of Plan Shares after the Plan Holding Period, then the loss is treated as a long-term capital loss. If a participant sells or otherwise disposes of Plan Shares before the end of the Plan Holding Period, the excess of the fair market value of the Plan Shares on the exercise date over the purchase price will be treated as ordinary income. Any additional gain or loss recognized on the disposition of the stock will be short- or long-term capital gain or loss, depending on the length of time the employee held the stock after exercise of the purchase right.

The Company is not entitled to a deduction with respect to the purchase or disposition of Plan Shares, except to the extent that a participant recognizes ordinary income upon the disposition of Plan Shares prior to the Plan Holding Period. The Company does not have an obligation to withhold on any income resulting from the disposition of Plan Shares.

Each participant should consult his or her tax advisor as to the federal, state, local and other tax consequences of the purchase, ownership and disposition of Plan Shares as well as any tax consequences arising under the laws of any other taxing jurisdiction to which he or she may be subject.

The Board recommends a vote “FOR” Proposal 2. Proxies will be so voted unless Stockholders specify otherwise in their proxies.

PROPOSAL 3
APPROVAL OF THE NAVIGATORS GROUP, INC.
EXECUTIVE PERFORMANCE INCENTIVE PLAN

Effective as of March 20, 2008, the Board of Directors adopted, subject to stockholder approval, The Navigators Group, Inc. Executive Performance Incentive Plan (the “Executive Performance Incentive Plan”). This Executive Performance Incentive Plan is substantially identical to the one that was in effect for 2007, and the Company seeks Stockholder approval at the 2008 Annual Meeting of Stockholders for its continuation. Please see “Compensation Discussion and Analysis — Executive Performance Incentive Plan” for a discussion of the awards paid to the Chairman and the President and Chief Executive Officer of the Company under the Executive Performance Incentive Plan for 2007.

A copy of the Executive Performance Incentive Plan is included in this Proxy Statement as Appendix B and the following description is qualified in its entirety by reference to the Executive Performance Incentive Plan.

Nature and Purpose of the Plan

The Executive Performance Incentive Plan provides for annual incentive payments to certain key executives of the Company based upon Company performance. As discussed in the Compensation Discussion and Analysis section of the Company’s 2008 Proxy Statement, the Company’s compensation programs are based on a philosophy of enhancing stockholder value. A central element of this philosophy has been to link a significant portion of annual cash compensation to the attainment of the Company’s annual financial objectives. The Executive Performance Incentive Plan is intended to continue this direct linkage between Company performance and compensation. The Board recommends that the Executive Performance Incentive Plan be approved by the Stockholders.

Under Section 162(m) of the Internal Revenue Code (the “Code”), the Company cannot deduct compensation (other than certain qualified “performance-based compensation”) in excess of $1 million in any taxable year paid to the chief executive officer or any of the other three most highly compensated executive officers, other than the chief financial officer, of any publicly held corporation (collectively, the “Executive Participants”). The Company intends to structure awards under the Executive Performance Incentive Plan so that compensation resulting therefrom would be qualified “performance-based compensation” eligible for deductibility. To allow the Company to so qualify for such deduction, the Company is seeking approval of the Executive Performance Incentive Plan.

The Executive Performance Incentive Plan allows for aggregate payments which may not exceed 5% of the pre-tax earnings of the Company for the fiscal year relating to the award. If there are no such earnings, no payments can be made under the Executive Performance Incentive Plan. No individual may receive as a maximum amount an annual payment under the Executive Performance Incentive Plan which exceeds 150% of his or her base compensation for the fiscal year relating to the awards. In no event may any Executive Participant receive an annual payment under the Executive Performance Incentive Plan which exceeds $3,000,000. Payments under the Executive Performance Incentive Plan shall be made in cash. Mr. Deeks received payments under the Executive Performance Incentive Plan of $325,000 in 2007 and $403,000 in 2006. Mr. Galanski received payments under the Executive Performance Incentive Plan of $716,775 in 2007 and $599,333 in 2006.

Administration

The Executive Performance Incentive Plan will be administered by the Compensation Committee. The Committee shall select the key executives of the Company who shall receive awards under the Executive Performance Incentive Plan, the target and maximum pay-out levels, and the performance targets. The Committee will certify the level of attainment of performance targets.

Performance Criteria

Code Section 162(m) requires that performance awards be based upon objective performance measures. Under the Executive Performance Incentive Plan, the Compensation Committee is authorized to award performance incentive awards to the Executive Participants based upon some or all of the following performance criteria: (a) earnings; (b) revenue; (c) underwriting profitability; (d) expansion and growth; (e) financial return ratios; (f) loss, expense, and/or combined ratios; (g) return on equity; and (h) product development and distribution. For any participant who is not an Executive Participant, other performance measures or objectives, whether quantitative or qualitative, may be established.

Performance criteria may relate to the total Company or any business unit. Performance targets may be set at a specific level or may be expressed as relative to the comparable measures at comparison companies or a defined index. The Committee shall establish one or more objectively determinable performance measures based on the above criteria no later than 90 days after the beginning of the fiscal year and at a time when the achievement of such measure(s) is substantially uncertain. The Committee’s discretion may not be exercised to increase the award payable to any of the Executive Participants above the maximum amount determined by the applicable performance measure.

Term and Amendment of the Plan

The Executive Performance Incentive Plan, if reapproved by stockholders, will continue to be effective for all fiscal years beginning with the fiscal year ending December 31, 2008. The Executive Performance Incentive Plan may be amended or discontinued by the Board at any time. However, no amendment may increase the total payments which may be made under the Executive Performance Incentive Plan in any fiscal year or the maximum payment which may be made to any individual in any fiscal year above the award limits outlined above and specified in the Executive Performance Incentive Plan. The Committee may exercise its discretion to make no award payments to Participants subject to Code Section 162(m) in respect of the fiscal year ending December 31, 2013 or any subsequent fiscal year if the Plan has not been reapproved by the Company’s stockholders at the first meeting of stockholders during calendar year 2013, if such reapproval is necessary for compliance with Code Section 162(m).

Future Plan Awards

Since future awards under the proposed Executive Performance Incentive Plan will be based upon the future performance of the Company, actual payments cannot be determined at this time. Set forth in the table below are the cash awards paid to Messrs. Deeks and Galanski under the Executive Performance Incentive Plan for 2007. No other Named Executive Officers participated in the Executive Performance Incentive Plan in 2007.

Executive Performance Incentive Plan

	Dollar	Number
Name and Position	Value ($)	of Units

Terence N. Deeks, Chairman	325,000	—
Stanley A. Galanski, President and Chief Executive Officer	716,775	—
Christopher C. Duca, SVP of Navigators Management Co., Inc. and President of Navigators Pro Division	—	—
Paul J. Malvasio, EVP and Chief Financial Officer	—	—
Stephen R. Coward, Managing Director, Navigators Underwriting Agency Ltd.	—	—
Executive Group	1,041,775	—
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

The Board recommends a vote “FOR” Proposal 3. Proxies will be so voted unless Stockholders specify otherwise in their proxies.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Independent Registered Public Accounting Firm

KPMG LLP, Certified Public Accountants, has been appointed by the Board, upon the recommendation of the Audit Committee after evaluating the performance and independence of KPMG LLP, as independent auditors for the Company to examine and report on its December 31, 2008 financial statements, which appointment will be submitted to the Stockholders for ratification at the Annual Meeting. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board or its Audit Committee to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated.

The Board recommends a vote “FOR” Proposal 4. Proxies will be so voted unless Stockholders specify otherwise in their proxies.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2007 and 2006, and fees billed for other services rendered by KPMG LLP related to those periods.

	2007	2006

Audit Fees(1)	$1,907,560	$1,828,803
Audit Related Fees(2)	22,200	213,613
Tax Fees(3)	129,640	150,322

Total	$2,059,400	$2,192,738

(1)	Audit fees consisted primarily of fees for the annual audit of the Company’s financial statements and internal control over financial reporting including the requirements of Section 404 of the Sarbanes-Oxley Act, as well as quarterly reviews and statutory audits.

(2)	Audit related fees consisted primarily, for 2007, of fees for services in connection with the Securities and Exchange Commission’s review of the Company’s 2006 Form 10-K and, for 2006, of fees for services in connection with a registration statement and the issuance of related consents and comfort letters.

(3)	Tax fees consisted primarily of fees for tax compliance and advisory services.

The Audit Committee approves each engagement of the independent auditors in advance. The Audit Committee’s chairman has been authorized to approve such services subject to ratification at the next Audit Committee meeting.

ALL OTHER MATTERS WHICH MAY PROPERLY
COME BEFORE THE ANNUAL MEETING

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Stockholder Approval

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. With respect to Proposal 1, directors are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote. Votes may be cast in favor or withheld; votes that are withheld will have no effect on the results. Approval of Proposals 2, 3 and 4 requires the affirmative vote of the holders of a majority of the total number of shares of Common Stock represented at the Annual Meeting. Abstentions are not counted as votes “for” or “against” these proposals and therefore will have the effect of a vote against Proposals 2, 3 and 4 but will have no effect on Proposal 1. Shares held by brokers as nominees or in “street name” for which the broker does not have discretionary authority to vote and has not received specific instructions on how to vote from the customer are not voted and are referred to as “broker non-votes.” Shares that are the subject of broker non-votes will be counted as shares not entitled to vote and therefore will have no effect on the outcome of any of the proposals. Stockholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file certain reports regarding the ownership of the Common Stock with the SEC. These insiders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no reports were required, all of our directors, executive officers and 10% Stockholders made all required filings on time.

We have adopted a code of business conduct and ethics, referred to as our Corporate Code of Ethics and Conduct, that applies to all employees, officers and directors and meets the requirements of the rules of the SEC and of the NASDAQ. In addition, we have adopted a Code of Ethics that applies to our Chief Executive Officer and our senior financial officers which meets the SEC requirements. Both the Corporate Code of Ethics and Conduct and the Code of Ethics are available on our website at www.navg.com under the Corporate Governance link. Any amendments to or waiver of the Corporate Code of Ethics and Conduct or the Code of Ethics will be disclosed on our website under the same link promptly following the date of such amendment or waiver. In addition, in accordance with NASDAQ listing requirements, the Company also intends to disclose on a Form 8-K any waivers from the Corporate Code of Ethics and Conduct that are granted to directors and executive officers.

Absence of Dissenters’ or Appraisal Rights

Under Section 262 of the Delaware General Corporation Law, Stockholders have the right to dissent from certain corporate actions. In such cases, dissenting Stockholders are entitled to have their shares appraised and be paid the fair value of their shares provided that certain procedures perfecting their rights are followed. The proposals described in this Proxy Statement do not entitle a Stockholder to exercise any such dissenters’ or appraisal rights.

Stockholders’ Proposals and Communications

Any proposal by a Stockholder of the Company intended to be presented at the 2009 Annual Meeting of Stockholders must be received by the Company at its principal administrative office no later than December 19, 2008 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.

The Board of Directors believes that it is important for Stockholders to have a process to send communications to the Board. Accordingly, Stockholders desiring to send a communication to the Board, or to a specific director, may do so by delivering a letter to the Secretary of the Company at The Navigators Group, Inc., Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication-name of specific director or directors”. All such letters must identify the author as a Stockholder and clearly state whether the intended recipients of the letter are all members of the Board or certain specified individual directors. The Secretary of the Company will open such communications and make copies, and then circulate them to the appropriate director or directors.

Form 10-K Annual Report

UPON WRITTEN REQUEST BY A STOCKHOLDER, WE WILL FURNISH THAT PERSON, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR 2007 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. The Form 10-K Annual Report for 2007 provided to Stockholders will not include the documents listed in the exhibit index of the Form 10-K. Upon written request, we will furnish to the Stockholder copies of any exhibits for a nominal charge. Requests should be addressed to The Navigators Group, Inc., Attn: Gail Kalter, Investor Relations Department, Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573. In addition, we make available through our website at www.navg.com under the SEC Filings link, free of charge, our Annual Report on Form 10-K including exhibits, quarterly reports on Form 10-Q including exhibits, current reports on Form 8-K including exhibits, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

Solicitation and Expenses of Solicitation

Our officers and employees may solicit proxies. Proxies may be solicited by personal interview, mail and telephone. Brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of Common Stock, and will be reimbursed for their reasonable out-of-pocket expenses in forwarding such solicitation material. The costs of preparing this Proxy Statement and all other costs in connection with the solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. It is estimated that the costs will be nominal.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors

Elliot S. Orol
Senior Vice President,
General Counsel and Secretary

New York, New York
April 4, 2008

APPENDIX A

THE NAVIGATORS GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN

Section 1

Purpose

The purpose of The Navigators Group, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide the employees of The Navigators Group, Inc. (“the Company”) and its Subsidiaries with an opportunity to purchase shares of Stock through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) The provisions of the Plan shall be construed so as to extend and limit participation consistent with the applicable requirements of the Code.

Section 2

Definitions

The following words have the following meanings unless a different meaning is plainly required by the context.

2.1 “Board” means the Board of Directors of The Navigators Group, Inc.

2.2 “Compensation” means an Employee’s gross compensation from the Company and all Subsidiaries, including, without limitation, gross base compensation, commissions, overtime, shift premiums, incentive compensation and bonuses.

2.3 “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or a Subsidiary, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

2.4 “Contributions” means all amounts credited to the account of a Participant pursuant to the Plan.

2.5 “Employee” means any person, including an officer, who is an employee of the Company or a Subsidiary and whose customary employment is at least twenty (20) hours per week.

2.6 “Exercise Date” means the last business day of each Offering Period of the Plan.

2.7 “Fair Market Value” means, as of any date, (i) the closing sale price of the Stock on the NASDAQ National Market on such date or (ii) if there is no sale of the Stock on the NASDAQ National Market on such date, the average of the bid and asked prices at the close of the market on such date.

2.8 “Offering Date” means the first business day of each Offering Period of the Plan.

2.9 “Offering Period” means a period of six (6) months commencing on the January 1 or July 1 of each year, except as otherwise set forth in the Plan or determined by the Plan Administrator.

2.10 “Participant” means an Employee who has elected to participate in the Plan for an Offering Period by completing a subscription agreement in accordance with Section 5.1.

2.11 “Plan Administrator” means the Board or the Committee appointed by the Board to administer the Plan, as described in Section 12.

2.12 “Stock” means the Common Stock, par value $0.10, of the Company.

2.13 “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

Section 3

Eligibility

3.1 General Rule.  Any person who is an Employee on the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of paragraph 5.1 and the limitations imposed by Section 423(b) of the Code; provided, however, that an Employee working in a country whose laws make participation in the Plan impractical and/or illegal (as determined by the Plan Administrator, in its sole discretion), shall not be eligible to participate in the Plan.

3.2 Exceptions.  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if (i) immediately after the grant, such Employee (or any other person whose stock ownership shall be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) the rate of withholding under such option would permit the employee’s rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Section 4

Offering Period

4.1 The Plan shall generally be administered with respect to consecutive Offering Periods with a new Offering Period commencing on or about each January 1 and July 1, or at such other time or times as may be determined by the Board. The first Offering Period shall be a six (6) month period commencing on July 1, 2008.

The Board shall have the power to change the duration and/or frequency of an Offering Period with respect to future offerings without shareholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

Section 5

Participation

5.1 An Employee shall become a Participant in the Plan for an Offering Period by completing a subscription agreement provided by the Plan Administrator, which authorizes payroll deductions of an amount equal to a whole percentage, between one percent (1%) and ten percent (10%), as elected by such Employee, of such Employee’s Compensation; provided, however, that in the case of any Employee of a Subsidiary in the United Kingdom, payroll deductions with respect to any Offering Period shall not exceed the lesser of (i) 10% of such Employee’s salary during such Offering Period, or (ii) £125, multiplied by the number of months in such Offering Period. Such amount shall be withheld as a payroll deduction and paid as such Employee’s Contribution to the Plan. The subscription agreement must be submitted to the payroll office at least 15 days prior to the applicable Offering Date.

5.2 Payroll deductions begin on the first payroll date following the applicable Offering Date and end on the last payroll paid prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the Participant as provided in Section 10.

Section 6

Method of Payment of Contributions

6.1 Payroll deductions shall be made on each payday during the Offering Period in an amount between one percent (1%) and ten percent (10%) (in whole number increments), as elected by the Participant, of his or her Compensation otherwise payable on each such payday. All payroll deductions made by a Participant shall be credited as Contributions to his or her account under the Plan. Each Participant’s account under the Plan is unfunded and is maintained solely for recordkeeping purposes. A Participant may not make any payments into the account other than Contributions made through payroll deductions.

6.2 A Participant may discontinue his or her participation in the Plan as provided in Section 10, or may change the rate of his or her payroll deduction with respect to an Offering Period prior to or during such Offering Period by completing and filing with the Plan Administrator a new authorization for payroll deduction, provided that the Board may, in its sole discretion, impose reasonable and uniform restrictions on the ability of Participants to change the rate of payroll deductions. The change in rate shall be effective no later than fifteen (15) days following the Plan Administrator’s receipt of the new authorization.

6.3 Notwithstanding the foregoing, to the extent necessary to comply with Section 3.2 of the Plan, Section 423(b)(8) of the Code or other applicable law, a Participant’s payroll deductions may be automatically decreased to zero percent (0%) at any time during the Offering Period.

6.4 No interest shall accrue on the Contributions of a Participant in the Plan.

6.5 All Contributions received or held by the Plan Administrator under the Plan may be used by the Company for any corporate purpose, and neither the Plan Administrator nor the Company shall be obligated to segregate such Contributions.

Section 7

Grant of Option

7.1 Each Participant in the Plan in an Offering Period shall be granted, on the Offering Date during such Offering Period, an option to purchase shares of Stock on the Exercise Date during such Offering Period with the Contributions accumulated prior to such Exercise Date.

7.2 The number of full shares of Stock that may be purchased on an Exercise Date shall be determined by dividing such Participant’s total Contributions accumulated prior to such Exercise Date and credited to the Participant’s account as of the Exercise Date by the Purchase Price (as defined in Section 7.3 below). Notwithstanding the foregoing, the maximum number of shares of Stock a Participant may purchase in any calendar year may not exceed 1,000, except as otherwise adjusted under Section 15; provided, further, that such purchase shall be subject to the limitations set forth in Sections 3.2 and 11 hereof.

7.3 The Purchase Price for each share of Stock purchased under the Plan shall be the lesser of (i) ninety percent (90%) of the Fair Market Value of a share of Stock at the Offering Date and (ii) ninety percent (90%) of the Fair Market Value of a share of Stock at the Exercise Date.

Section 8

Exercise of Option

8.1 Unless the Participant withdraws from the Plan as provided in Section 10, the Participant’s option for the purchase of Stock shall be exercised automatically on the Exercise Date of the Offering Period at the Purchase Price with the accumulated Contributions credited to his or her account.

8.2 The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Exercise Date.

8.3 The maximum number of shares of Stock shall be determined based on the Purchase Price and the accumulated Contributions credited to the Participant’s account in accordance with Section 7. No fractional shares are permitted to be purchased under the Plan. Any Contributions for an Offering Period credited to a Participant’s account which are not sufficient to purchase a full share of Stock on the Exercise Date of such Offering Period shall be retained in the Participant’s account and applied to the purchase of shares of Stock in the next Offering Period.

8.4 The shares purchased shall be issued to the Participant as promptly as practicable after the Exercise Date of the Offering Period during which such shares were purchased.

8.5 During a Participant’s lifetime, the option to purchase shares of Stock hereunder shall be exercisable only by the Participant.

Section 9

Delivery

9.1 As promptly as practicable after the Exercise Date of an Offering Period, the Plan Administrator shall arrange delivery to each Participant, as appropriate, of a certificate representing the shares of Stock, if any, purchased upon exercise of his or her option for such Offering Period.

Section 10

Voluntary Withdrawal; Termination of Employment

10.1 A Participant may withdraw all, but not less than all, of the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to an Exercise Date by giving written notice to the Plan Administrator of withdrawal from the Offering Period on a form provided for such purpose. If the Participant withdraws from an Offering Period, all of the Participant’s Contributions credited to his or her account shall be paid to the Participant as promptly as practicable after receipt of the notice of withdrawal, and his or her option for such Offering Period shall be automatically canceled and no further payroll deductions for the purchase of Stock shall be made for such Participant during such Offering Period.

10.2 Upon termination of the Participant’s Continuous Status as an Employee prior to an Exercise Date of an Offering Period for any reason, including, without limitation, retirement or death, all Contributions credited to his or her account shall be returned to him or her, in cash, as promptly as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 13, and the Participant’s option to purchase Stock shall be automatically canceled.

10.3 In the event an Employee fails to remain in Continuous Status as an Employee during an Offering Period in which the Employee is a Participant, he or she shall be deemed to have elected to withdraw from the Plan, and all Contributions credited to his or her account for such Offering Period shall be returned to the Participant in cash, and the Participant’s option to purchase Stock with respect to such Offering Period shall be automatically canceled.

10.4 A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company, in accordance with the applicable terms and conditions of such plan.

Section 11

Stock

11.1 The total number of shares of Stock made available for sale under the Plan is 200,000 and is subject to adjustment, at the sole discretion of the Plan Administrator, in the event of changes in the capitalization of the Company.

11.2 If the total number of shares subject to options granted pursuant to Section 7 exceeds the number of shares available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares remaining available for option grant in a practical and equitable manner. In such event, the Plan Administrator shall give written notice to each affected Participant stating the reduction of the number of shares due to the adjustment and shall return to each affected Participant any excess Contributions credited to such Participant’s account as soon as practicable after the affected Exercise Date of such Offering Period.

11.3 A Participant shall have no interest or voting rights in shares covered by his or her option until such option has been exercised.

11.4 Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

11.5 Shares of Stock purchased under the Plan may, at the sole discretion of the Plan Administrator, be subject to restrictions on subsequent resale.

Section 12

Administration

12.1 The Plan shall be administered by the Board or a committee appointed by the Board (the “Plan Administrator”).

12.2 The Plan Administrator shall have full power to adopt, amend and rescind any rules as deemed appropriate and consistent for the administration of the Plan. The Plan Administrator shall construe and interpret the Plan in its sole and absolute discretion, and make all other determinations necessary or advisable for the administration of the Plan.

12.3 The administration, interpretation or application of the Plan by the Plan Administrator and all determinations by the Plan Administrator with respect to the Plan shall be final, conclusive and binding upon all Employees and Participants and all other persons interested or claiming an interest under the Plan.

Section 13

Designation of Beneficiary

13.1 A Participant may file a written designation of a beneficiary who is to receive Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death at a time when cash or Stock are held for his or her account. Any such designation shall not be effective until filed with the Plan Administrator. Any such designation of a beneficiary may be changed by the Participant at any time by written notice filed with the Plan Administrator.

13.2 In the event of the death of a Participant and in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Plan Administrator shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator, in its sole discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant. If no spouse, dependent or relative is known to the Plan Administrator, the Plan Administrator, in its sole discretion, may deliver such cash and/or Stock to such other person as the Plan Administrator may reasonably designate.

Section 14

Transferability

14.1 Neither Contributions credited to a Participant’s account nor any rights with regard to an option to purchase shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 13) by the Participant.

14.2 Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw in accordance with Section 10.

Section 15

Adjustments Upon Changes in Capitalization; Corporate Transactions

15.1 In the event that a dividend shall be declared upon the Stock payable in shares of Stock, the number of shares of Stock then subject to any option and the number of shares of Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option may be adjusted, at the sole discretion of the Plan Administrator, by adding to each share the number of shares which would be distributed thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such Stock dividend. In the event that the outstanding shares of Stock shall be changed into or exchanged for a different number or kind of share of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Stock then subject to any option and for each share of Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged, as determined by the Plan Administrator, in its sole discretion.

15.2 In the event that there shall be any change, other than as specified in the first paragraph of Section 15.1 hereof, in the number or kind of outstanding shares of Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an option, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each option.

15.3 In the case of any substitution or adjustment in accordance with the provisions of this Section 15, the option price in each option for all Stock covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such Stock or to which such Stock shall have been adjusted in accordance with the provisions of this Section 15.

15.4 No adjustment or substitution provided for in this Section 15 shall require the Company to issue a fractional share under any option.

15.5 In the event of dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its sole discretion, may accelerate the exercise of each option and/or terminate the same.

Section 16

Amendment or Termination

16.1 The Board may at any time and for any reason terminate or amend the Plan in whole or in part. Except as provided in Section 15, no such termination may affect options to purchase shares previously granted. Except as provided in Section 15, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. In addition, to the extent necessary, but only to such extent, to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval of an amendment in such a manner and to such a degree as so required.

Section 17

Notices

17.1 All notices or other communications by a Participant to the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the

Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

Section 18

Conditions Upon Issuance of Shares

18.1 Shares of Stock shall not be issued with respect to an option to purchase, unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

18.2 As a condition to the exercise of an option, the Plan Administrator may require the Participant exercising such option to represent and warrant at the time of such exercise that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

18.3 Each Participant agrees, by entering the Plan, to promptly give the Plan Administrator notice of any disposition of shares of Stock purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the option pursuant to which such shares were purchased.

Section 19

EFFECTIVE DATE; TERM OF PLAN

19.1 The Plan shall become effective on July 1, 2008, subject to approval by the shareholders of the Company within twelve (12) months, before or after, of the date the Plan is adopted.

19.2 The Plan shall continue in effect for a term of five (5) years unless sooner terminated under Section 16.

IN WITNESS WHEREOF, The Navigators Group, Inc. has hereby adopted this Plan on this           day of          , 2008.

THE NAVIGATORS GROUP, INC.

By:

Attest:	Name:
Title:

APPENDIX B

THE NAVIGATORS GROUP, INC.
EXECUTIVE PERFORMANCE INCENTIVE PLAN

1.	Purpose:

The purpose of the Executive Performance Incentive Plan (the “Plan”) is to promote the interests of The Navigators Group, Inc. (the “Company”) and its stockholders by providing additional compensation as an incentive to certain key executives of the Company and its Subsidiaries who contribute materially to the success of the Company and such Subsidiaries.

2.	Definitions:

The following terms when used in the Plan shall, for the purposes of the Plan, have the following meanings:

(a) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(b) “Company” shall mean The Navigators Group, Inc., and its subsidiaries.

(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(d) “Subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424 of the Code.

3.	Administration:

The Plan shall be administered under the supervision of the Board of Directors of the Company (the “Board”) which shall exercise its powers, to the extent herein provided, through the agency of the Compensation Committee (the “Committee”) which shall be appointed by the Board. The Committee shall consist of not less than two (2) members of the Board who meet the definition of “outside director” under the provisions of Section 162(m) of the Code and the definition of “non-employee director” under the provisions of the Exchange Act or the regulations or rules promulgated thereunder.

The Committee, from time to time, may adopt rules and regulations (“Regulations”) for carrying out the provisions and purposes of the Plan and make such determinations, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate. The Committee may alter, amend or revoke any Regulation adopted. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board, be final and conclusive.

4.	Participation:

“Participants” in the Plan shall be such key executives of the Company as may be designated by the Committee to participate in the Plan with respect to each fiscal year.

5.	Performance Incentive Awards:

For each fiscal year of the Company, the Committee shall determine the following:

(i) The Company, and its Subsidiaries to participate in the Plan for such fiscal year.

(ii) The executives who will participate in the Plan for such fiscal year.

(iii) The basis(es) for determining the maximum amount of the Awards to such Participants will be dependent upon the attainment by the Company or any Subsidiary or subdivision thereof of any specified performance goal or objective. Performance measures established by the Committee may relate to the total Company or a business unit. Performance measures may be set at a specific level or may be expressed as relative to the comparable measures at comparison companies or a defined index.

Performance criteria for Awards under the Plan may include one or more of the following operating performance measures: (a) earnings; (b) revenue; (c) underwriting profitability; (d) expansion and growth; (e) financial return ratios; (f) loss, expense, and/or combined ratios; (g) return on equity; and (h) product development and distribution.

(iv) For Participants subject to Section 162(m) of the Code, the Committee shall establish one or more objectively determinable performance measures based on the criteria described above no later than 90 days after the beginning of the fiscal year and at a time when the achievement of such measure (or measures) is substantially uncertain. No award shall be paid to a Participant unless the Committee determines that the performance measures applicable to that Participant have been achieved.

(v) For any Participant not subject to Section 162(m) of the Code, other performance measures or objectives, whether quantitative or qualitative, may be established. The Committee shall establish the specific targets for the selected measures. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index.

(vi) The Committee’s discretion may not be exercised to increase the award payable to any Participant subject to Section 162(m) of the Code above the amount determined by the applicable performance measure.

6.	Payment of Current Portion of Performance Incentive Awards:

(a) Subject to conditions as are provided in the Plan, the Awards made to Participants shall be paid to them in cash in accordance with subsection (b) below.

(b) As soon as practicable after the end of the fiscal year, the Committee shall determine the extent to which Awards have been earned on the basis of the actual performance in relation to the established performance objectives as established for that fiscal year. Such Awards are only payable to the extent that the Participants have performed their duties to the satisfaction of the Committee. There shall be deducted from all payments of Awards any taxes required to be withheld by any government entity and paid over to any such government in respect of any such payment. Unless otherwise elected by the Participant, such deductions shall be at the established Withholding Tax Rate. Participants may elect to have the deduction of taxes cover the amount of any Applicable Tax (the amount of Withholding Tax plus the incremental amount determined on the basis of the highest marginal tax rate applicable to such Participant).

7.	Maximum Payments Under the Plan:

Payments under the Plan shall be subject to the following maximum levels.

(a) Total Payments.  The total amount of Awards paid under the Plan relating to any fiscal year may not exceed 5% of pretax earnings in that fiscal year, provided, however, that if there are no pretax earnings, then no Awards may be paid under the Plan.

(b) Maximum Individual Award.  The maximum amount which any individual Participant may receive relating to any fiscal year may not exceed 150 percent of their base compensation in that fiscal year, provided that in no event shall the amount which any one individual Participant may receive relating to any fiscal year exceed $3,000,000.

8.	Conditions Imposed on Payment of Awards:

Payment of each Award to a Participant shall be subject to the following provisions and conditions:

(a) Rights to Awards.  No Participant shall have any right or interest, whether vested or otherwise, in the Plan or in any Award thereunder, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Regulations that affect such Participant shall have been complied with. Nothing contained in the Plan or in the Regulations shall require the Company to segregate or earmark any cash. Neither the adoption of the Plan nor its operation shall in any way affect the rights and power of the Company or of any Subsidiary to dismiss and/or discharge any employee at any time.

(b) Rights to Payments.  No absolute right to any Award shall be considered as having accrued to any Participant prior to the close of the fiscal year with respect to which an Award is made. No Participant shall have any enforceable right to receive any Award made with respect to a fiscal year or to retain any payment made with respect thereto if for any reason (death included) the Participant, during such entire fiscal year, has not performed his or her duties to the satisfaction of the Company.

9.	Miscellaneous:

(a) By accepting any benefits under the Plan, each Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board, or the Committee.

(b) Any action taken or decision made by the Company, the Board, or the Committee, arising out of or in connection with the construction, administration, interpretation or effect of the Plan or of the Regulations shall lie within its absolute discretion, as the case may be, and shall be conclusive and binding upon all Participants.

(c) No member of the Board, or the Committee, shall be liable for any act or failure to act of any other member, or of any officer, agent or employee of such Board or Committee, as the case may be, or for any act or failure to act, except on account of their own acts done in bad faith.

(d) The Board, and/or the Committee, may rely upon any information supplied to them by any officer of the Company or any Subsidiary and may rely upon the advice of counsel in connection with the administration of the Plan and shall be fully protected in relying upon such information or advice.

(e) Notwithstanding anything to the contrary in the Plan, neither the Board nor the Committee shall have any authority to take any action under the Plan where such action would affect the Company’s ability to account for any business combination as a “pooling of interests.”

10.	Amendment or Discontinuance:

The Board may alter, amend, suspend or discontinue the Plan, but may not, without approval of the holders of a majority of the Company’s Common Stock ($0.10 par value) make any alteration or amendment thereof which would permit the total payments under the Plan for any year to exceed the limitations provided in Paragraph 7 hereof.

11.	Effective Date:

The Plan has been effective for all prior fiscal years beginning with 2003 by action of the Board of Directors and shareholder approval and will continue to be effective for all fiscal years beginning with 2008 conditioned on and subject to reapproval of the Plan, by a vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the first duly held stockholders meeting during 2008 at which a quorum representing a majority of all outstanding voting stock is present. The Committee may exercise its discretion to make no award payments to Participants subject to Section 162(m) of the Code in respect of the 2013 fiscal year or any later fiscal year if the Plan has not been reapproved by the Company’s stockholders at the first meeting of stockholders during 2013, if necessary for compliance with Section 162(m) of the Code.

THE NAVIGATORS GROUP, INC. 6 INTERNATIONAL DRIVE ATTN: CORPORATE SECRETARY RYE BROOK, NY 10573	VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Navigators Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Navigators Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NAVGT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NAVIGATORS GROUP, INC.

1.	Election of Directors:
	Nominees –
					For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	(1)	H.J. Mervyn Blakeney	(6)	Leandro S. Galban, Jr.	All	For All	Except
	(2)	Peter A. Cheney	(7)	John F. Kirby
	(3)	Terence N. Deeks	(8)	Marc M. Tract
	(4)	W. Thomas Forrester	(9)	Robert F. Wright	☐	☐	☐
	(5)	Stanley A. Galanski

The Board of Directors Recommends a Vote FOR PROPOSAL 1.

		For	Against	Abstain

2.	Approve The Navigators Group, Inc. Employee Stock Purchase Plan.	☐	☐	☐

The Board of Directors Recommends a Vote FOR PROPOSAL 2.

3.	Approve The Navigators Group, Inc. Executive Performance Incentive Plan.	☐	☐	☐

The Board of Directors Recommends a Vote FOR PROPOSAL 3.

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2008.	☐	☐	☐

The Board of Directors Recommends a Vote FOR PROPOSAL 4.

Please sign this Proxy Form, which is solicited on behalf of the Board of Directors, and return it promptly in the enclosed postage prepaid envelope. Please sign exactly as name appears hereon.

MATERIALS ELECTION
As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.
☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119
PROXY FOR THE MAY 28, 2008 ANNUAL MEETING OF STOCKHOLDERS
Elliot S. Orol and Bradley D. Wiley, or any one of them, with power of substitution, are hereby authorized as proxies to represent and to vote the shares of the undersigned at the Annual Meeting of Stockholders of The Navigators Group, Inc. to be held at 10:00 a.m., Wednesday, May 28, 2008, at the office of the Company at Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573, and at any adjournment thereof. The proxies are to vote the shares of the undersigned as instructed on the reverse side and in accordance with their judgment on all other matters which may properly come before the Annual Meeting.
IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4.
(Continued and to be signed on the reverse side.)